UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
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the Securities Exchange Act of 1934

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UNITED COMMUNITY BANKS, INC.

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United Community Banks, Inc.

2021 Proxy Statement

United
COMMUNITY BANKS, INC.®

Letter to our Shareholders

March 30, 2021

Dear Fellow Shareholders:

We will hold the 2021 Annual Meeting of Shareholders (the “2021 Annual Meeting”) of United Community Banks, Inc. at 3:00 P.M. Eastern time on Wednesday, May 12, 2021. However, due to the continuing public health impact of the coronavirus (COVID-19) pandemic and to support the health and well-being of our employees and shareholders, the 2021 Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the 2021 Annual Meeting physically.

As in prior years, we have again elected to provide access to our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. The accompanying Notice of 2021 Annual Meeting of Shareholders and Proxy Statement describes the matters to be acted upon and is available at www.proxyvote.com and at our corporate website www.ucbi.com. The Annual Report to Shareholders and our Annual Report on Form 10-K for the year ended December 31, 2020 are also available at those websites. We believe that providing our proxy materials over the Internet increases the ability of our shareholders to obtain the information they need, while reducing the environmental impact of the 2021 Annual Meeting and our costs associated with the physical printing and mailing of the related proxy materials.

It is important that your shares be represented at the 2021 Annual Meeting. To be admitted to the 2021 Annual Meeting at www. virtualshareholdermeeting.com/UCBI2021, you must enter the control number found on your proxy card, voting instruction form or notice you previously received. You may vote during the 2021 Annual Meeting by following the instructions available on the meeting website during the meeting. We hope you will participate in the 2021 Annual Meeting. However, even if you anticipate participating in the virtual meeting, we urge you to please vote your proxy either by mail, telephone or over the Internet in advance of the 2021 Annual Meeting to ensure that your shares will be represented.

I look forward to updating you on developments in our business at the 2021 Annual Meeting.

Sincerely,

H. LYNN HARTON
Chairman, President and Chief Executive Officer

2 WEST WASHINGTON STREET, SUITE 700	|	GREENVILLE, SOUTH CAROLINA 29601

Notice of Virtual Annual Meeting of Shareholders

Date and Time:	May 12, 2021
3:00 P.M., Eastern Time

Place:	There will be no physical location for shareholders to attend. Shareholders may only participate online by logging in virtually at www.virtualshareholdermeeting.com/ucbi2021.

Items of Business:	1.	To elect the eleven nominees listed in the accompanying Proxy Statement to our Board of Directors
	2.	To approve an amendment to our Restated Articles of Incorporation, as amended, to increase the number of shares of our voting common stock, par value $1.00, available for issuance from 150,000,000 to 200,000,000
	3.	To approve, on an advisory basis, the compensation paid to our Named Executive Officers
	4.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for the fiscal year ending December 31, 2021
	5.	To transact such other business as may properly be presented at the 2021 Annual Meeting of Shareholders or any adjournment thereof

Record Date:	You may vote at the meeting if you were a shareholder of record at the close of business on March 15, 2021.

Voting by Proxy:	You may vote your shares by Internet or telephone as directed in the proxy materials. If you received a printed copy of the proxy materials, you may also complete, sign and return the enclosed proxy card or voting instruction form by mail. Voting in any of these ways will not prevent you from attending or voting your shares at the meeting. We encourage you to vote by Internet or telephone to reduce mailing and handling expenses.

Internet Availability of Proxy Materials:	Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 12, 2021: The solicitation of the enclosed proxy is made on behalf of the Board of Directors for use at the Shareholder Meeting to be held on May 12, 2021. It is expected that this Proxy Statement and related materials will first be provided to shareholders on or about March 30, 2021. A copy of this Notice of Virtual Annual Meeting of Shareholders of United Community Banks, Inc. and Proxy Statement is available at: www.virtualshareholdermeeting.com/ucbi2021. Also available at this website is our 2020 Annual Report and our Annual Report on Form 10-K for the year ended December 31, 2020.

By order of the Board of Directors

Melinda Davis Lux
General Counsel and Corporate Secretary

Greenville, South Carolina
March 30, 2021

Proxy Statement

Summary

The 2021 Annual Meeting of Shareholders of United Community Banks, Inc. (the “2021 Annual Meeting”) will be held exclusively online via the Internet at 3:00 P.M. Eastern time on Wednesday, May 12, 2021.

We have tried to make this document simple and easy to understand. The SEC encourages companies to use “plain English,” and we always try to communicate with you clearly and effectively. We will refer to United Community Banks, Inc. throughout as “we,” “us,” the “Company” or “United.” Additionally, unless otherwise noted or required by context, “2021,” “2020,” “2019” and “2018” refer to our fiscal years ended or ending December 31, 2021, 2020, 2019 and 2018, respectively.

Proxy Materials

We plan to send a Notice of Internet Availability of Proxy Materials (the “Notice”) to our shareholders instead of paper copies of our “Proxy Materials” (the Notice of 2021 Annual Meeting of Shareholders and Proxy Statement, our 2020 Annual Report to Shareholders, our Annual Report on Form 10-K for the year ended December 31, 2020 and the Proxy Card or voting instruction form). The Notice, which is expected to be mailed to shareholders on or about March 30, 2021, contains instructions on how to access our Proxy Materials on the Internet or how to request paper or email copies of the Proxy Materials.

Proposals for Your Vote at the 2021 Annual Meeting

	Proposal	Board Voting Recommendation	Page
1.	Electing Directors	“FOR” each nominee	2
2.	Amendment to Our Restated Articles of Incorporation to Increase Our Authorized Capitalization	“FOR”	21
3.	Approving Our Executive Compensation (“Say-on-Pay” Proposal)	“FOR”	23
4.	Ratifying the Appointment of Our Independent Registered Public Accounting Firm for 2021	“FOR”	52

Voting Your Shares

It is important that your shares be represented at the 2021 Annual Meeting. We urge you to please vote your proxy in advance of the 2021 Annual Meeting to ensure that your shares will be represented either:

•	By Internet: Access www.proxyvote.com (you will need the control number from your Notice); or

•	By Telephone: Call the toll-free number specified after accessing the Proxy Materials on www.proxyvote.com or on the Proxy Card that you receive if you requested printed copies of the Proxy Materials; or

•	By Mail: Request paper copies of the Proxy Materials which will include a Proxy Card that includes instructions for voting by mail.

You may also vote during the 2021 Annual Meeting by following the instructions available on the meeting website during the meeting. We hope you will participate in the 2021 Annual Meeting. However, even if you anticipate participating in the virtual meeting, we urge you to please vote your proxy either by Internet, telephone or mail in advance of the Annual Meeting to ensure that your shares will be represented.

If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program that offers various voting options.

Participating in the Virtual 2021 Annual Meeting

To be admitted to the 2021 Annual Meeting at www. virtualshareholdermeeting.com/UCBI2021, you must enter the control number found on your Notice, Proxy Card or voting instruction form that you receive.

Additional Information

See Solicitation, Meeting, and Voting Information on page 54 for additional information about our Proxy Materials, proposals for your vote at the 2021 Annual Meeting, voting your shares and participating in the virtual 2021 Annual Meeting.

Proposal 1: Election of Directors

The Board of Directors (the “Board”) has nominated 11 directors, who, if elected by shareholders at the 2021 Annual Meeting, will be expected to serve until next year’s annual meeting and until their respective successors are elected and qualified. All nominees currently serve as directors on our Board. Other than James P. Clements, who was appointed to our Board in August 2020, all nominees were elected by you at our 2020 Annual Meeting of Shareholders. Each director nominee has consented to being named in this Proxy Statement and to serving as a director if elected. If any nominee is unable to stand for election for any reason, the shares represented at our 2021 Annual Meeting may be voted for another candidate proposed by our Board, or our Board may choose to reduce its size.

Nominee	Age	Principal Occupation	Director Since	Independent	Other Public Boards	Committee Membership (C= Chair)
Robert H. Blalock	73	Chief Executive Officer, Blalock Insurance Agency, Inc.	2000	Yes	None	Audit Risk
James P. Clements	57	President, Clemson University	2020	Yes	None	None
L. Cathy Cox	62	Dean, Mercer University’s School of Law	2008	Yes	None	Risk Nominating and Corporate Governance Executive
Kenneth L. Daniels	69	Former Chief Credit Risk & Policy Officer, Sr. Risk Advisor, BB&T	2015	Yes	None	Audit Risk (C) Talent & Compensation Executive
Lance F. Drummond	66	Former Executive Vice President of Operations and Technology, TD Canada Trust	2018	Yes	1	Risk Nominating and Corporate Governance (C) Talent & Compensation Executive
H. Lynn Harton	59	Chairman, President and Chief Executive Officer, United Community Banks, Inc.	2015	No	None	Executive (C)
Jennifer K. Mann	50	Executive Vice President of Human Resources, SAS	2018	Yes	None	Talent & Compensation (C)
Thomas A. Richlovsky	69	Former Executive Vice President, PNC Financial Services Group	2012	Yes	None	Lead Director Audit Risk Nominating and Corporate Governance Executive
David C. Shaver	71	Chief Executive Officer, Cost Segregation Advisors, LLC	2016	Yes	None	Audit (C) Talent & Compensation
Tim R. Wallis	69	President, Wallis Printing	1999	Yes	None	Talent & Compensation
Ambassador David H. Wilkins	74	Former US Ambassador to Canada; Former Speaker, SC House of Representatives; Partner, Nelson Mullins Riley & Scarborough	2016	Yes	None	Nominating and Corporate Governance

Overall Board Composition and Size

Our Board’s current composition has resulted from a thoughtful process of:
Our Bylaws provide that the number of directors on the Board may range from eight to fourteen. The Board’s current size is 11 directors and may fluctuate in the future as the Board recruits new directors	Analyzing the effectiveness of our Board

Identifying the qualifications and experience that we believe should be represented on our Board in light of our industry, business strategy, and risk appetite

Considering the diversity of viewpoints, professional experience, education,qualifications, and skills that each of our Board members bring to the Board

Recognizing that the strength of our Board is driven by the collective qualifications and skills of our Board members combined with engaged and open dialogue

Identifying and Evaluating Director Candidates

Our Board regularly reviews and evaluates its composition. Our Nominating and Corporate Governance Committee is responsible for identifying and recommending director candidates to our Board for nomination using a director selection process. The Board, in coordination with the Nominating and Corporate Governance Committee, also considers Board leadership succession planning and committee membership.

The Nominating and Corporate Governance Committee uses a variety of methods to identify potential director candidates, including recommendations that it receives from:

•	Directors

•	Shareholders

•	Management and contacts in the communities we serve

•	Third-party search firms

The Nominating and Corporate Governance Committee has retained a third-party search firm to assist in identifying potential Board candidates who meet our qualification and experience requirements and, for any such candidate identified by the search firm, to compile and evaluate information regarding the candidate’s qualifications, experience, and education.

When considering a candidate for membership on the Board, the Nominating and Corporate Governance Committee assesses a candidate’s independence, qualifications, skills, and experience, as compared to the areas of qualifications, skills, and experience that the Board has identified as important to be reflected on the Board. The Nominating and Corporate Governance Committee also evaluates the collective contribution of qualifications, skills, and experience of Board nominees. The goal of that evaluation is to ensure that the Board, as a whole, possesses the necessary qualifications, skills, and experience relevant to the Company for effective oversight.

Although the Nominating and Corporate Governance Committee does not have a specific policy governing diversity, it considers, in identifying nominees for director, a nominee’s professional experience, education, qualifications, and skills with a view towards having a diversity of viewpoints in the broadest sense being represented on the Board. These considerations include, without limitation, the individual’s interest in United, independence, integrity, reputation, business experience, education, accounting and financial expertise, age, race, ethnicity, gender, civic and community relationships and knowledge and experience in matters impacting financial institutions.

With respect to incumbent directors considered for re-election, the Nominating and Corporate Governance Committee also assesses each director’s performance, contribution, level of engagement, and meeting attendance record. In addition, the Nominating and Corporate Governance Committee determines whether nominees are in a position to devote an adequate amount of time to the effective performance of director duties.

Board Qualifications and Experience

Threshold Qualifications

Our Board has identified that directors should possess the following core attributes:

Character and Integrity:	Record of Achievement:	Relevant Professional or Business Experience:	Cooperative Approach:
Must be an individual who exhibits integrity and informed judgment	Commitment to excellence, demonstrated by professional achievements and leadership experience	Understands the Company’s business or other related industries	Ability to work constructively in a collegial manner and willingness and ability to candidly consult with and advise management

Additional Qualifications and Experience Important to Our Business and Strategy

The Nominating and Corporate Governance Committee and our Board desire that our Board as a whole possess a balance of qualifications and experience that are relevant to our business and strategy. In addition to the threshold qualifications required for Board service, the following are additional qualifications and experience that the Nominating and Corporate Governance Committee and Board has identified as desirable on our Board.

Executive Management “C-Suite” experience; leadership experience as a division president or functional leader within a complex organization	Human Resources/Compensation Experience managing a human resources function; experience with executive compensation and broad-based incentive planning
Strategic Planning/Oversight Experience developing and implementing operating plans and business strategy	Technology/Cybersecurity Experience implementing technology strategies and innovation and managing and mitigating cybersecurity risks

Financial/Accounting

Meets qualified Securities and Exchange Commission (“SEC”) financial expert definition and possesses significant financial expertise with knowledge of financial reporting and experience with financial disclosure requirements and internal controls

Banking Industry Experience Experience in the banking and/or financial services industry
Corporate Finance/Capital Management Experience with corporate finance, capital allocation, and debt and capital market transactions	Retail Industry and/Or Marketing Experience Experience with retail industry, transformation to digital platforms, branding major corporations, use of digital marketing strategies
Risk Management Experience overseeing complex risk management matters	Mergers and Acquisitions Leadership experience with M&A transactions
Regulatory/Political Experience with governmental relations, regulatory environment, and/or working with regulators; experience as a politician or lobbyist

Corporate Social Responsibility

Demonstrates understanding of issues related

to corporate social responsibility, sustainability,

and environmental stewardship; informed on

emerging issues potentially affecting the

reputation of the business

Corporate Governance Demonstrates understanding of current corporate governance standards and best practices in public companies

Board Qualifications and Experience Matrix

The following chart reflects areas of qualifications and experience that our Board views as important when evaluating director nominees, as well as Board tenure and diversity information. Additional information on the business experience and other qualifications of each of our director nominees is included under Director Nominees for Election. Each director also contributes other important experience, skills, viewpoints, and personal attributes to our Board that are not reflected in the chart below.

Knowledge, Skills and Experience	Blalock	Clements	Cox	Daniels	Drummond	Harton	Mann	Richlovsky	Shaver	Wallis	Wilkins
Executive Management ”C-Suite” experience; leadership experience as a division president or functional leader within a complex organization	X	X	X	X	X	X	X	X	X	X	X
Strategic Planning/Oversight Experience developing and implementing operating plans and business strategy	X	X	X	X	X	X	X	X	X	X	X
Financial/Accounting
Meets qualified SEC financial expert definition and possesses significant financial expertise with knowledge of financial reporting and experience with financial disclosure requirements and internal controls								X	X
Corporate Finance/Capital Management Experience with corporate finance, capital allocation, and debt and capital market transactions	X							X	X
Risk Management Experience overseeing complex risk management matters	X			X	X	X			X		X
Regulatory/Political Experience with governmental relations, regulatory environment, and/or working with regulators; experience as a politician or lobbyist	X	X	X	X	X	X		X			X
Corporate Governance Demonstrates understanding of current corporate governance standards and best practices in public companies	X	X	X	X	X	X		X			X
Human Resources/Compensation Experience managing a human resources function; experience with executive compensation and broad-based incentive planning			X		X		X
Technology/Cybersecurity Experience implementing technology strategies and innovation and managing and mitigating cybersecurity risks		X			X				X
Banking Industry Experience Experience in the banking and/or financial services industry	X		X	X	X	X		X
Retail Industry and/Or Marketing Experience Experience with retail industry, transformation to digital platforms, branding major corporations, use of digital marketing strategies					X	X	X		X
Mergers and Acquisitions Leadership experience with M&A transactions	X	X	X			X	X	X	X
Corporate Social Responsibility
Demonstrates understanding of issues related to corporate social responsibility, sustainability, and environmental stewardship; informed on emerging issues potentially affecting the reputation of the business		X	X		X	X	X	X	X
Tenure (Years)	20	<1	12	5	2	5	2	8	4	21	4
Demographics
Race/Ethnicity
African American					X
White/Caucasian	X	X	X	X		X	X	X	X	X	X
Gender
Male	X	X		X	X	X		X	X	X	X
Female			X				X

Director Nominees for Election

Below is information about each of our Board’s nominees, including their age, the year in which they first became a director of our Company, their business experience for at least the past five years, and other information that led to the conclusion by our Board that each nominee should serve as a director of our Company. There are no family relationships between any director, executive officer, or nominee for director of United.

Robert H. Blalock

Age: 73 | Director since: 2000 | Committees: Audit, Risk

Mr. Blalock’s extensive knowledge and business experience, as well as involvement in our banking communities, provide critical insight to our Board. His experience and leadership of a small business in the Clayton, Georgia community provides a much-needed perspective into a business community that is representative of a large portion of United’s service area. As a past member of the board of directors of First Clayton Bank and Trust, Mr. Blalock brings not only a rich history of banking leadership but a perspective of the bank acquisition process.

Career Highlights

Mr. Blalock has been Chief Executive Officer of Blalock Insurance Agency, Inc. in Clayton, Georgia, since 1974. He served as an organizing director of First Clayton Bank and Trust when the bank was formed in 1988. He was a member of the board of directors and served on the Compensation and Audit Committees for First Clayton Bank and Trust, which was acquired by United in 1997, and was past Chairman of the board of directors. Mr. Blalock remains on the community bank board of United Community Bank — Clayton (the former First Clayton Bank and Trust).

Mr. Blalock served as an Infantry Officer in the United States Army. He served a tour of duty in Vietnam with the 101 Airborne Division. He was a member of the Rotary Club of Clayton board of directors from 1974 to 1991 and served as the club’s Vice President.

Education

Mr. Blalock is a graduate of University of Georgia.

James P. Clements

Age: 57 | Director since: 2020

Dr. Clements’ experience as President of two universities makes him uniquely skilled with deep knowledge regarding operation of a complex organization and consideration of different stakeholder groups. In addition to his leadership in higher education, Dr. Clements has extensive knowledge in the field of information technology. Dr. Clements brings extensive knowledge in the areas of leadership, strategic planning, project management, computer science, and information technology to the Board.

Career Highlights

Dr. Clements became Clemson University’s 15th president on December 31, 2013. Before he came to Clemson, Dr. Clements served as the president of West Virginia University for nearly five years. Prior to his service at West Virginia University, Dr. Clements served as provost and vice president for academic affairs, vice president for Economic Development & Community Outreach and the Robert W. Deutsch Distinguished Professor of Information Technology at Towson University, the second largest university in the University System of Maryland.

Dr. Clements is a nationally recognized leader in higher education. He is a member of the Board of the American Council on Education, where he also served as chair of the ACE Commission on Leadership. In addition, he served on the executive committee of the APLU’s Commission on Innovation, Competitiveness and Economic Prosperity.

Dr. Clements was the only university president selected for the 15-member Innovation Advisory Board to the U.S. Department of Commerce. He also served as the co-chair of the National Advisory Committee for Innovation and Entrepreneurship 2.0, again serving as the only university president. He was nominated for, and participated in, the 81st Joint Civilian Orientation Conference through the U.S. Department of Defense where he was one of only a few dozen people selected in the country. Dr. Clements serves on the Executive Committee for the Council on Competitiveness and on the Executive Committee of the Board for the Business Higher Education Forum.

Dr. Clements has published and presented more than 75 papers in the fields of higher education, leadership, strategic planning, project management, computer science and information technology. He also served as principal investigator or co-investigator on more than $15 million in research grants.

Education

Dr. Clements holds a Bachelor of Science degree in computer science as well as a master’s degree and Ph.D. in operations analysis from the University of Maryland-Baltimore County. Dr. Clements also holds an M.S. degree in computer science from Johns Hopkins University’s Whiting School of Engineering and was awarded an honorary degree as doctor of public education from his alma mater, UMBC.

L. Cathy Cox

Age: 62 | Director since: 2008 | Committees: Executive, Nominating and Corporate Governance, Risk

Ms. Cox provides a unique combination of legal, governmental and educational experience to the Board of Directors. In her legal career, Ms. Cox served as legal counsel for community banks, hospitals and other businesses in Georgia. This, combined with her extensive government service, brings a depth of legal and governmental expertise to the Board. Her leadership in higher education demonstrates Ms. Cox’s vision and strong management skills and offers the perspective of key educational institutions to the Board.

Career Highlights

Ms. Cox was appointed dean of Mercer University’s School of Law, Georgia’s oldest ABA-accredited law school, in 2017. Ms. Cox brings to the Mercer Law deanship a breadth and depth of experience in higher education, public service and the practice of law. Prior to this appointment, Ms. Cox served for ten years as President of Young Harris College, a private, liberal arts college in North Georgia. During her tenure at the college, she moved the college from two-year to four-year status, doubled student enrollment and the size of the faculty of the institution and added more than $100 million in new facilities to the campus. Prior to joining the college, Ms. Cox was twice elected to serve as the Georgia Secretary of State. In this role she served as Commissioner of Securities, overseeing the regulation of the securities industry within the state.

Ms. Cox was twice elected to the Georgia House of Representatives where she served on the House Judiciary Committee; Game, Fish and Parks Committee; State Institutions and Properties Committee; Georgia Code Revision Commission and various House study committees. Prior to her public service, Ms. Cox worked in the private practice of law, first as an associate with Hansell & Post in Atlanta, Georgia, and then as a partner with Lambert, Floyd & Conger in Bainbridge, Georgia. She started her professional career as a newspaper reporter.

Education

Ms. Cox holds an A.S. degree from Abraham Baldwin Agricultural College, an A.B.J. Degree from University of Georgia and a J.D. degree from Mercer University School of Law. She was Editor-in-Chief of the Mercer Law Review.

Kenneth L. Daniels

Age: 69 | Director since: 2015 | Committees: Audit, Talent and Compensation, Executive, Risk (Chair)

Mr. Daniel’s 38 years as a banking leader and risk professional with extensive experience in loan portfolio management, regulatory requirements, policy development and data integrity provides the Board of Directors with a depth of banking and risk expertise and offers the perspective of a large regional banking institution to the Board.

Career Highlights

Mr. Daniels began his career at First Union National Bank (now Wells Fargo) where he served as a Senior Commercial Loan Officer and Commercial Financial Analyst. In 1983, he joined BB&T and led various credit and risk management functions as the company grew from $2 billion to $187 billion in assets. In 2003, he was promoted to Chief Credit Risk and Policy Officer and later to Senior Risk Advisor, a position he held until his retirement in 2014.

Mr. Daniels is past President and Chair of both the Carolinas/Virginia Chapter and the Eastern North Carolina Chapter of the Risk Management Association (“RMA”). During his career, he served on the RMA’s National Agricultural Lending Council, the National Credit Risk Council, the Allowance for Loan and Lease Losses Roundtable and the Commercial Risk Grading Roundtable.

Education

Mr. Daniels graduated from the RMA/Wharton Advanced Risk Management Program at The Wharton School of Business and also earned an M.B.A. degree at East Carolina University and a bachelor’s degree at the University of North Carolina, Chapel Hill.

Lance F. Drummond

Age: 66 | Director since: 2018 | Committees: Talent and Compensation, Executive, Nominating and Corporate Governance (Chair), Risk

Mr. Drummond brings to the Board of Directors 40 years of business experience as an executive level business leader with multi-industry and international experience. He specializes in business transforming strategy development and execution and organizational change for business-to-business and business-to-consumer Fortune 500 companies, with demonstrated success in manufacturing, technology and financial services industries.

Career Highlights

Mr. Drummond began his career in 1976 at Eastman Kodak, where he held several senior management positions including Divisional Vice President and General Manager Dental Products, Divisional Vice President and Regional General Manager Professional Products — Latin American region, Corporate Vice President and Chief Operating Officer Professional Products Division. In 2002, Mr. Drummond joined Bank of America as the Service and Fulfillment Operations executive for Global Technology and Operations. In this role, he led more than 19,000 associates who provided end-to-end operations support to 55 million consumer households, 2 million small business relationships, 200,000 commercial clients, 6,100 banking centers and 18,000 ATMs. In 2007, Mr. Drummond became Bank of America’s Global Consumer and Small Business Banking eCommerce/ATM executive. From 2009 to 2011, Mr. Drummond served as the Executive Vice President of Human Resources and Shared Services at Fiserv, Inc. In this role, he led the human resources function for Fiserv’s 20,000 employees. Additionally, he oversaw many of the company’s shared services, including Fiserv Global Services’ 2,800 employees, located in India and Costa Rica. In 2011, Mr. Drummond accepted the position of Executive Vice President of Operations and Technology at TD Canada Trust and served in this capacity until he retired in January 2015. In his role at TD Canada Trust, he led a team of associates who delivered personal and small business loan underwriting, funding, discharges, deposit operations, fraud management, collections, digitization and image transformation, service quality (Lean Six Sigma) and project management office services for Canadian Banking including retail, business and wealth.

Mr. Drummond is an independent director on the board of directors of the Federal Home Loan Mortgage Corporation (commonly referred to as “Freddie Mac”) where he serves on the Audit Committee and Nominations and Governance Committee and is chair of the Technology Working Group. He is a member of the Public Board of Governors of the Financial Industry Regulatory Authority (FINRA). He is also board member of CurAegis Technologies Inc., where he serves on the Audit Committee, and a board member of AvidXchange, Inc., a publicly traded company that provides accounts payable automation software.

Mr. Drummond received the MIT Sloan Fellowship in 1994 and the Aspen Institute’s Henry Crown Fellowship in 1998. Mr. Drummond is the founder of Dreamseeds — a children’s performing arts program at YMCA of Greater Rochester. He was recipient of the Rochester Area Community Foundation Award in 2000 and Rochester Mayor Unsung Heroes Award in 2001. He also received the University of Rochester Simon Business School Distinguished Alumnus Award in 2005 and Charlotte American Diabetes Association Father of the Year in 2005.

Education

Mr. Drummond earned his bachelor’s degree in Business Management from Boston University, MBA from the Simon Business School at the University of Rochester, and MS degree in Management Science from MIT.

H. Lynn Harton

Age: 59 | Director since: 2015 | Committees: Executive (Chair)

With more than 30 years of experience in the banking industry, Mr. Harton has extensive experience with respect to lending, risk management, credit administration and virtually all other aspects of United’s business.

Career Highlights

Mr. Harton serves as Chairman of the Board, President and Chief Executive Officer of United and as Chairman of the Board and Chief Executive Officer of the Bank. Mr. Harton joined United in 2012 as Chief Operating Officer. In 2015, he was named President and elected to the Board of both United and the Bank. Mr. Harton was named Chief Executive Officer of the Bank in 2017 and was named Chief Executive Officer of United in 2018. Mr. Harton was named Chairman of the Board of both United and the Bank in 2019. Mr. Harton served as President of the Bank until 2021.

Prior to joining United, Mr. Harton served as the Executive Vice President and Head of Commercial Banking-South of Toronto-Dominion Bank (“TD Bank”) from 2010 to 2012. From 2009 to 2010, Mr. Harton served as President and Chief Executive Officer of The South Financial Group (“TSFG”), and from 2007 to 2009 he served as TSFG’s Chief Risk and Chief Credit Officer. During his time at TSFG, Mr. Harton raised capital to support TSFG during the financial crisis, negotiated the sale of the company to TD Bank, and, post-sale, led the successful integration of TSFG into TD Bank. Prior to joining TSFG, Mr. Harton served from 2003 to 2007 as the Chief Credit Officer of Regions Financial Corporation and Union Planters Corporation. He also had previously held various executive positions at BB&T from 1983 to 2003.

Mr. Harton is a past member of both the RMA National Community Bank Council and the RMA Board of Directors. He also has served on a number of additional financial boards and committees throughout his career, including the Palmetto Business Forum, RMA National Credit Risk Council, CBA National Small Business Banking Committee, and the Equifax Small Business Financial Exchange.

Education

Mr. Harton earned his bachelor’s degree from Wake Forest University and has participated in various executive programs at Duke University, Wharton, Columbia, Northwestern, University of North Carolina and University of South Carolina.

Jennifer K. Mann

Age: 50 | Director since: 2018 | Committees: Talent and Compensation (Chair)

Ms. Mann provides a wealth of human resources experience to the Board of Directors. Her leadership in human resources demonstrates her vision and strong management skills and offers extensive human resources insight to the Board.

Career Highlights

Ms. Mann has been employed with SAS since 1998 and currently serves as Executive Vice President of Human Resources, where she is responsible for developing and guiding SAS’ human resources vision and articulating the organization’s strategy to help acquire, develop, reward and retain the best talent. Ms. Mann leads a global human resources organization that acts as a steward of the SAS culture and engages a global workforce of over 13,000 with diverse talents and skills. SAS has been ranked on the FORTUNE 100 Best Companies to Work For® list since the list’s inception. This recognition includes multiple number one rankings in the US, as well as the World’s Best Multinational Workplaces from Great Place to Work®, garnering accolades for SAS across the globe for its workplace culture and commitment to innovation. Her workplace culture insights have been shared in The Wall Street Journal, US World News and Report, CBS MoneyWatch.com, CBS Sunday Morning, CNN and The GREAT Workplace by Michael Burchell and Jennifer Robin. Ms. Mann was selected as a 2014 finalist for Chief Human Resources Officer of the Year by HRO Magazine. Prior to joining SAS, Ms. Mann held human resources leadership roles in industries such as high-tech manufacturing, healthcare and academia.

Ms. Mann serves on the advisory council at North Carolina State University’s Poole College of Management, as well as the board of directors for the North Carolina Marbles Kids Museum.

Education

Ms. Mann received her bachelor’s degree in Psychology and Business from Meredith College in Raleigh, North Carolina.

Thomas A. Richlovsky

Age: 69 | Director since: 2012 | Lead Director | Committees: Audit, Executive,

Nominating and Corporate Governance, Risk

Mr. Richlovsky has extensive experience in the financial services industry, having served in senior executive positions in finance, accounting and treasury at major banking organizations. Mr. Richlovsky’s expertise and experience in these finance-related areas of banking provide a valuable perspective making him well suited to serve on United’s Board of Directors.

Career Highlights

Mr. Richlovsky retired as Executive Vice President at PNC Financial Services Group Inc. (“PNC”) in 2011. He joined PNC upon its acquisition of National City Corporation in December 2008. Mr. Richlovsky was Chief Financial Officer, Treasurer and Principal Accounting Officer of National City at the time of its acquisition by PNC. During his 30-year tenure with National City, he assumed progressively greater responsibilities and gained extensive financial management, accounting and treasury expertise. Over that same period National City grew from approximately $5 billion in assets and 2,000 employees to $150 billion in assets and over 30,000 employees. Following the sale of National City to PNC, Mr. Richlovsky was appointed Executive Vice President of PNC and assisted in the integration of the two companies as well as managing several functional areas within the PNC finance group.

Mr. Richlovsky began his business career as an auditor in 1973 with Ernst & Ernst, a predecessor firm of Ernst & Young LLP, in Cleveland, Ohio.

During Mr. Richlovsky’s business career he was active in numerous professional organizations, including the American Institute of Certified Public Accountants, Financial Executives Institute, Bank Administration Institute and National Investor Relations Institute. He currently serves on the boards of several educational and charitable organizations.

Education

Mr. Richlovsky has a bachelor’s degree from Cleveland State University and is a certified public accountant. He also completed graduate studies at The Stonier Graduate School of Banking at Rutgers University.

David C. Shaver

Age: 71 | Director since: 2016 | Committees: Audit (Chair), Talent and Compensation

Mr. Shaver has extensive accounting and finance experience, having served in senior executive positions in finance, accounting and taxes at major organizations including operating an advisory and accounting practices firm. Mr. Shaver qualifies as a financial expert on the Audit Committee.

Career Highlights

Mr. Shaver is the founder and Chief Executive Officer of Cost Segregation Advisors, LLC, a national income tax advisory services company which was formed in Atlanta in 2006 and provides services to commercial real estate owners and leaseholders. Mr. Shaver was previously an initial partner with Tatum CFO Partners, now a division of Randstad and was also Chief Financial Officer and an equity partner of International Automotive Corp. Inc. Mr. Shaver also served as the Corporate Controller of The Home Depot, Inc., where he directed financial planning and operations, tax administration and reporting, inventory accounting and control, financial reporting and compliance, and other financial matters. Prior to his experience with The Home Depot, Inc., Mr. Shaver served as Controller for a W.R Grace Retail Group subsidiary and as Controller for Anomalous, Inc., an international subsidiary of Levi Strauss & Co. Mr. Shaver began his professional career in Atlanta, Georgia in 1972 as an auditor with Lybrand, Ross Bros. & Montgomery, a predecessor firm of PwC.

Mr. Shaver is active in his community as well and, for two years, devoted himself to forensic accounting and crisis management for his church in the office of the finance manager.

Mr. Shaver is a certified public accountant licensed in Georgia and Tennessee and is a member of The American Institute of CPAs, Georgia Society of CPAs, and Tennessee Society of CPAs.

Education

Mr. Shaver received his bachelor’s degree from the University of Tennessee.

Tim R. Wallis

Age: 69 | Director since: 1999 | Committees: Talent and Compensation

Mr. Wallis has been a community leader and long-term owner of a small business. With United’s interest in small business and commercial banking, Mr. Wallis brings a valuable perspective and insight to the Board of Directors. His varied experience in a number of community boards, as well as his service on the United Community Bank — Rome community bank board, gives the Board of Directors a focus on the needs of our mid-size banking communities and the business owners within those communities.

Career Highlights

Mr. Wallis has been President of Wallis Printing in Rome, Georgia since 1985 and has been with the company since 1974. In addition to serving on the Board of Directors of United, Mr. Wallis also serves as Chairman on the community bank board of United Community Bank — Rome. He has served on the board of directors of the Printing and Imaging Association of Georgia (“PIAG”) and was Chairman of the association’s Government Relations Committee. In this capacity he worked directly with PIAG legislative liaisons at both the state and national levels. Mr. Wallis currently serves on the Georgia Chamber of Commerce board of directors and is on the board of governors where he is the chair for northwest Georgia. Additionally, Mr. Wallis has significant investment interests in retail shopping centers and apartment complexes throughout the Southeast. He also has served on the Darlington School Board of Trustees, Georgia Southern University Foundation Board of Trustees, Rome/Floyd YMCA Board of Trustees and the United Way of Rome and Floyd County Board of Trustees.

Education

Mr. Wallis is a graduate of Georgia Southern University.

David H. Wilkins

Age: 74 | Director since: 2016 | Committees: Nominating and Corporate Governance

Mr. Wilkins has extensive legal, regulatory and governance experience, having served in a senior position in a large regional law firm and as a U.S. Ambassador and Member of a State House of Representatives. Mr. Wilkins’ legal and governance experience provides a valuable perspective to United’s Board of Directors.

Career Highlights

Ambassador Wilkins is a partner at Nelson Mullins Riley & Scarborough LLP in Greenville, South Carolina and chairs the Public Policy and International Law practice group with a special focus on U.S. — Canada interests. He proudly served as U.S. Ambassador to Canada from June 2005 to January 2009, appointed by President George W. Bush.

Since returning to South Carolina from Canada, Ambassador Wilkins spent six years chairing the Clemson University Board of Trustees and remains an active member of that board. Additionally, he has served as a director on several corporate boards over the past ten years. He is a member of both the South Carolina Bar Association and the American Bar Association. In 2010, then South Carolina’s Governor-elect Nikki Haley tapped Mr. Wilkins to chair her government transition team. First elected in 1980, Ambassador Wilkins served 25 years in the South Carolina House of Representatives. He was elected speaker in 1994 — a position he held for 11 years until he resigned for his ambassadorship post. He is the recipient of numerous awards including the state’s highest honor, the Order of the Palmetto.

Education

Mr. Wilkins received his bachelor’s degree from Clemson University and his J.D. degree from University of South Carolina School of Law.

Process for Shareholder to Recommend Individuals for Consideration by the Nominating and Corporate Governance Committee

Any shareholder who wishes to recommend a director candidate for consideration by our Nominating and Corporate Governance Committee must submit a written notice to our Corporate Secretary. For the 2022 Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee will consider recommendations received by November 30, 2021. The written notice must set forth:

•	The name and business or residence address of the nominee;

•	The number of shares of common stock of United which are beneficially owned by the nominee;

•	The total number of shares that, to the knowledge of the nominating shareholder, would be voted for such person;

•	The signed consent of the nominee to serve, if elected; and

•	The name and residence address of the nominating shareholder, and the number of shares of United that are beneficially owned by the nominating shareholder.

Written notices should be sent to the Corporate Secretary, United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601. There were no director nominations proposed for the 2021 Annual Meeting by any shareholder.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR ALL” OF THE 11 DIRECTOR NOMINEES NAMED IN PROPOSAL 1.

Corporate Governance

Our Board of Directors

Our Board provides active, engaged, independent oversight of the Company. All members of the Board are well engaged in their responsibilities. The Board places a high value on collegiality and open dialogue. The Board proactively fosters a culture of transparency and respect for others. At Board meetings, the Lead Director and other Board members regularly articulate the desire for all members of the Board to express their views and to be open to the opinions of others. We believe that the Board’s commitment to this positive culture is the core attribute that facilitates the Board’s effective independent oversight of the Company.

Our Board is guided by strong governance principles and practices, including the following:

•	Lead independent director with clearly defined role
•	100% independent directors serving on Nominating and Corporate Governance Committee, Talent and Compensation Committee, Audit Committee, and Risk Committee
•	Executive sessions of independent directors at each regular Board meeting
•	Continuous consideration of Board and committee composition and refreshment
•	Annual comprehensive Board and committee self-assessments
•	Direct Board access to management and transparency and openness in communications
•	Stock ownership requirements for directors
•	Strict anti-hedging policy

Among other important functions, our Board and its committees:

•	Oversee management’s development and implementation of a multi-year strategic business plan and annual operating plan and monitor our progress in meeting these plans

•	Oversee our risk management processes and efforts to identify, assess, and manage or mitigate material risks facing United, including operational, cyber, credit, market, liquidity, compliance, and reputational risks

•	Oversee our audit function, our independent registered public accounting firm, and the integrity of our financial statements

•	Review, monitor, and approve succession plans for our Chief Executive Officer (“CEO”) and other key executives to promote senior management continuity

•	Oversee the establishment and administration of appropriately designed compensation programs and plans

•	Review our CEO’s performance and approve the total annual compensation for our CEO and other executive officers

•	Oversee the Company’s maintenance of high ethical standards, including by adoption of a code of ethical conduct that applies to our executive management and the Board

•	Review our environmental, social, and governance (“ESG”) initiatives, including our human capital management policies and practices

Director Independence

NASDAQ listing standards require that a majority of our directors be independent and that each member of our Audit Committee, Nominating and Corporate Governance Committee and Talent and Compensation Committee be independent. Our Board determines the independence of each director and director nominee in accordance with guidelines it has adopted, which include all elements of independence set forth in the NASDAQ listing standards and SEC rules. The Board first considers whether any director or nominee has a relationship covered by the NASDAQ listing standards that would prohibit an independence finding for Board or committee purposes. Any director who has a material relationship with United or its management is not considered to be independent.

Our Board has affirmatively determined that all of our director nominees are independent, except for our CEO, H. Lynn Harton, due to his employment with the Company. Specifically, the Board determined that 10 of 11 of our director nominees are independent under NASDAQ listing standards and our guidelines: Mr. Blalock, Dr. Clements, Ms. Cox, Mr. Daniels, Mr. Drummond, Ms. Mann, Mr. Richlovsky, Mr. Shaver, Mr. Wallis, and Mr. Wilkins. Our Board made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of the director’s independent judgment in carrying out his or her responsibilities as a director. The Board also determined that each person who currently serves or who served in 2020 on the Audit Committee, the Talent and Compensation Committee and the Nominating and Corporate Governance Committee meets or met, as applicable, the NASDAQ independence requirements for membership on those committees and, as to the Audit Committee, SEC rules.

In reaching the determination that Mr. Wilkins is independent, the Board considered that during 2020, United paid approximately $1.4 million to the law firm Nelson Mullins Riley & Scarborough (“NMRS”) for various legal services. Mr. Wilkins is a partner in NMRS. The Audit Committee and Board were aware of this relationship when NMRS was approved to perform legal work for the Company. The fees paid to NMRS amount to less than three-tenths of 1% of that firm’s total revenue and did not exceed established thresholds that are incompatible with Mr. Wilkins being considered independent, as set under the rules of NASDAQ and applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”) Mr. Wilkins performed no legal work for the Company and received no compensation related to the engagement.

Board Leadership Structure

Our Board periodically reviews its leadership structure. The Board maintains flexibility to determine the most effective leadership structure in light of the composition of the Board, the composition of management, and the needs of the Company as they change over time. We currently have a Chairman and an independent Lead Director. Mr. Harton, our CEO, serves as Chairman, and Mr. Richlovsky serves as Lead Director. The Lead Director is appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee.

Our Board believes that the existing structure, with Mr. Harton as Chairman and Mr. Richlovsky as Lead Director, continues to be the most effective leadership structure at this time. The Company benefits from an executive Chairman with deep experience in the financial services industry and knowledge of the Company’s emerging risks and issues that flows from close coordination with the management team. The combined CEO and Chairman role allows the Company to communicate its strategy to employees, customers, regulators, shareholders, and other stakeholders in a single voice. The Company likewise benefits from a Lead Director with deep experience in the financial services industry who communicates regularly with the Chairman, other members of the Company’s management team, and the other independent directors. We believe that the joints efforts and coordination between our Chairman and Lead Director exemplifies effective Board leadership and fulfillment of the Board’s oversight responsibilities.

Our Lead Director is highly engaged with management and the other independent directors. Our Lead Director:

•	Regularly meets with our CEO

•	Coordinates with the CEO and committee chairs to develop Board and committee meeting agendas

•	Regularly speaks with each of the committee chairs

•	Attends all committee meetings

•	Advises the CEO of the information needs of the Board and provides feedback from the Board

•	Serves as a “sounding board” for the CEO

•	Develops topics of discussion for executive sessions of our Board

•	Leads the executive sessions of our Board

•	Coordinates with the CEO and Chair of the Nominating and Corporate Governance Committee to develop the Board’s annual self-evaluations

Board Evaluation

The Board and each Board committee continuously evaluate their own effectiveness throughout the year. The Lead Director, the committee chairs, and the CEO/Chairman regularly discuss the Board and Board committee areas of responsibility and processes, as well as general governance principles, to seek ways in which to enhance the Board’s effectiveness and efficiency.

In addition, the Board and each committee annually perform self-evaluations using a process approved by the Nominating and Corporate Governance Committee. In addition, directors are asked to provide candid feedback on individual members of the Board to the Chair of the Nominating and Corporate Governance Committee, the Chairman of the Board or the Lead Director, who then meet to discuss individual director performance and succession considerations.

The Board retains an outside consultant to facilitate the annual self-evaluation process. In connection with the annual self-evaluation process, Board members complete a questionnaire. Among other topics, the 2020 self-evaluation questionnaire covered these key areas:

•	Board meetings and information provided

•	Board meeting topics

•	Alignment of Board and management

•	Communication between Board and management

•	Board composition, skills, and expertise

•	Board development

•	Board committees and effectiveness

•	Board self-evaluation process

The Board reviewed and discussed the results of the self-evaluation process as part of the annual self-evaluation.

CEO and Key Management Succession Planning

Our Board oversees our long-term management development and succession. Management maintains procedures that would be implemented upon the sudden departure of our Chief Executive Officer or other key members of our executive team. The management development and succession program focuses on key positions and succession elements, including identification of potential successors for positions when it is determined that internal succession is appropriate, assessment of each potential successor’s level of readiness, and preparation of individual growth and development plans. The succession plans are reviewed by the Board at least annually.

Board Committees

Our Board has established 5 standing committees: Audit, Talent and Compensation, Nominating and Corporate Governance, Risk, and Executive. Our Board Committees act on behalf of the Board and report their activities to the Board at regular Board meetings. The Board appoints the members of each committee based on the recommendation of the Nominating and Corporate Governance Committee.

At least annually, the Board and the Nominating and Corporate Governance Committee review the committee member assignments and chair positions and considers committee changes, refreshment, and chair rotations. Three of our committees have new Chairs since 2019. The Board and Nominating and Corporate Governance Committee also review the director qualifications and experience matrix to assist them in evaluating the experience of directors on each committee. The director qualifications and experience matrix can be found under Board Qualifications and Experience: Board Qualifications and Experience Matrix.

The following table identifies the current members and chairs of each of our standing committees.

		Audit Committee	Executive Committee	Nominating and Corporate Governance Committee	Risk Committee	Talent and Compensation Committee
Robert H. Blalock	I	M			M
James P. Clements +	I
L. Cathy Cox	I		M	M	M
Kenneth L. Daniels	I	M	M		C	M
Lance F. Drummond	I		M	C	M	M
H. Lynn Harton *			C
Jennifer K. Mann	I					C
Thomas A. Richlovsky •	I	M	M	M	M
David C. Shaver	I	C				M
Tim R. Wallis	I					M
Amb. David H. Wilkins	I			M

I = Independent director C = Chairperson M = Member * = Chairman of the Board • = Lead Director

+Dr. Clements was appointed to the Board in August 2020. Generally, during a director’s first year of service, the director is invited to participate in committee meetings as a guest as part of new director orientation. A director is typically appointed to one or more Board committees after becoming familiar with the Board committees, structure, and processes.

The Board has adopted a charter for each standing Board committee, which are available on the Investor Relations > Corporate Governance section of our website (www.ucbi.com). Each committee charter addresses the purpose, authority, and responsibilities of the committee, as well as membership and meetings. As required by each committee charter, each committee annually reviews and assesses its charter’s adequacy and the committee’s performance. Committees may recommend amendments to their respective charters, and our Board must approve amendments.

The members, number of meetings held in 2020, and key responsibilities of each of our standing committees are described below:

Audit
Membership: Mr. Blalock, Mr. Daniels, Mr. Richlovsky, Mr. Shaver (Chair)
2020 Meetings: 9
Key Responsibilities:

•	Selects the independent auditor
•	Annually evaluates the independent auditor’s qualifications, performance, and independence, as well as the lead audit partner; discusses the nature, scope and rigor of the audit process; and reviews the annual report on the independent auditor’s internal quality control procedures and any material issues raised by its most recent review of internal quality controls
•	Discusses the annual audited and quarterly unaudited financial statements with management and the independent auditor
•	Reviews with management and auditors the quality and adequacy of our internal control over financial reporting, and establishes procedures for receipt, retention and treatment of complaints regarding accounting or internal controls
•	Oversees, reviews and approves internal audit activities, projects, and budget
•	Oversees the effectiveness of our compliance and ethics programs

Executive
Membership: Ms. Cox, Mr. Daniels, Mr. Drummond, Mr. Harton (Chair), Mr. Richlovsky
2020 Meetings: 2
Key Responsibilities:
•	Subject to certain limitations, has the responsibility to exercise, during the intervals between meetings of the Board, any and all of the powers and authority of the Board in United’s management and affairs
•	From time to time, our CEO or executive team consult the Executive Committee regarding strategic or other matters where input of Board members may be valuable outside of regularly scheduled Board meetings

Nominating and Corporate Governance
Membership: Ms. Cox, Mr. Drummond (Chair), Mr. Richlovsky, Mr. Wilkins
2020 Meetings: 4
Key responsibilities:
•	Reviews and recommends, as appropriate, changes to the size, composition and operation of the Board and its committees
•	Develops and recommends criteria for selecting new directors
•	Identifies, screens and recommends to our Board individuals qualified to serve on our Board
•	Recommends Board committee structure and membership, including the recommendation of a Lead Director
•	Assists the Board with succession planning
•	Develops, recommends and annually assesses corporate governance policies, practices and guidelines and makes recommendations for changes to the Board
•	Monitors the Company’s strategies in light of corporate stewardship and environmental, social, and governance principles
•	Oversees the process governing annual Board, committee and director evaluations

Risk
Membership: Mr. Blalock, Ms. Cox, Mr. Daniels (Chair), Mr. Drummond, Mr. Richlovsky
2020 Meetings: 6
Key responsibilities:
•	Assists the Board in its general oversight of the Company’s risk management processes
•	Responsible for an integrated effort to identify, assess and manage or mitigate material risks facing the Company
•	Monitors and reviews United’s enterprise risk management processes, strategies, policies and practices to identify emerging risks
•	Evaluates the adequacy of United’s risk management functions
•	Makes recommendations to management and the Board in order to effectively manage risks

Talent and Compensation
Membership: Mr. Daniels, Mr. Drummond, Ms. Mann (Chair), Mr. Shaver, Mr. Wallis
2020 Meetings: 5
Key Responsibilities:
•	Reviews and approves corporate goals and objectives relevant to compensation of the Company’s executive officers
•	Determines executive officer compensation and recommends director compensation for Board approval
•	Oversees overall compensation philosophy and principles
•	Establishes short-term and long-term incentive compensation programs for executive officers and approves all equity awards
•	Oversees share ownership guidelines and holding requirements for Board members and executive officers
•	Oversees the performance evaluation process for executive officers
•	Selects and determines fees and scope of work of its compensation consultant
•	Oversees and evaluates the independence of its compensation consultant and other advisors

Board and Committee Meeting Attendance

Directors are expected to attend our annual meeting of shareholders, Board meetings, and meetings of Board committees on which they serve. Attendance may be by telephone or video conference. During 2020, our Board met 5 times. The Company’s independent directors meet in executive session in conjunction with each regular Board meeting. Mr. Richlovsky, as Lead Director, presides over all executive sessions of the independent directors.

During 2020, each of our incumbent directors attended at least 75% of the aggregate meetings of our Board and the committees on which they served during 2020. In addition, each of our directors serving at the time attended our 2020 Annual Meeting of Shareholders.

In addition to our regular meetings of the Board and Board Committees, directors attend a Board retreat annually. The Board retreat includes outside speakers who present on emerging topics relevant to the Company and the banking industry and discussion of the Company’s strategic imperatives. All of our directors attended the 2020 Board retreat either in person or virtually.

Board Oversight of Risk

The Board oversees the Company’s risk management. The Company has developed a risk management structure to facilitate careful oversight of risk. The Board provides credible challenge and holds management accountable for maintaining an effective risk management program and for adhering to risk management expectations.

The Board (or the appropriate committee in the case of risks that are under the purview of a particular committee) receives and discusses reports prepared by United’s executive management, including the Chief Risk Officer, on areas of material risk to United. The Board uses these reports to enable it to understand the risk identification, risk management, and risk mitigation strategies being used by United and to ensure that the strategies are implemented appropriately.

To further support the risk management function, United also has a Risk Committee comprised solely of independent directors. The Risk Committee assists the Board in its general oversight of the Company’s risk management processes and is responsible for an integrated effort to identify, assess, and manage or mitigate material risks facing the Company. The Risk Committee’s primary functions include monitoring and reviewing United’s enterprise risk management processes, strategies, policies, and practices to identify emerging risks, evaluate the adequacy of United’s risk management functions, and make recommendations to management and the Board in order to effectively manage risks.

Audit Committee Financial Expert

Our Board has determined that each of Messrs. Richlovsky and Shaver is an “Audit Committee financial expert” as that term is defined in the regulations promulgated under the Exchange Act. Additionally, the Board has determined that all members of the Audit Committee are able to read and understand fundamental financial statements within the meaning of NASDAQ’s Audit Committee requirements.

Share Ownership Guidelines and Anti-Hedging Policy

The Board has adopted share ownership guidelines for directors and executive officers. See Director Compensation for additional information of our share ownership guidelines and holding requirements for Board members and executive officers.

Our insider trading policy prohibits Board members and employees (including our executive officers) from pledging United securities as collateral, holding United securities in a margin account, and hedging against any decrease in the market value of equity securities issued by United and held by them, such as entering into or trading prepaid variable forward contracts, equity swaps, collars, puts, calls, options, exchange funds or other derivative instruments related to United stock.

Code of Ethical Conduct

In addition to a Code of Ethics applicable to all of our employees, United has adopted a Code of Ethical Conduct designed to promote ethical conduct which applies to, among other members of our executive and senior management and Board, United’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer. United’s Code of Ethical Conduct is available on our website (www.ucbi.com) where we would also post any amendments or waivers to the Code of Ethical Conduct.

Communications with Board of Directors

Shareholders wishing to communicate with the Board should send any communication in writing to the Corporate Secretary, United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601. Any such communication must state the number of shares beneficially owned by the shareholder making the communication. The communication will be forwarded to the full Board or to any individual director or directors to whom the communication is directed unless the communication is determined to be illegal or otherwise inappropriate.

Corporate Governance Information

You can find information regarding our corporate governance practices on the Investor Relations > Corporate Governance section of our website (www.ucbi.com) including our Code of Ethics and the charter of each of our standing committees. This information is available in print to any shareholder who sends a written request to: Investor Relations, United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601.

Director Compensation

The following summarizes the compensation earned by or paid to each person who served as a nonemployee member of our Board of Directors during all or any part of 2020. Mr. Harton was not separately compensated for his service on the Board. See Executive Compensation for information regarding Mr. Harton’s employee compensation. Directors of the Company also serve on the Board of United Community Bank (the “Bank”) and receive no additional compensation related to their service on the Bank’s Board. In addition, we reimburse directors for certain fees and expenses incurred in connection with continuing education activities and for travel and expenses related to United business.

Name	Fees Earned or Paid in Cash ($)[1]	Stock Awards ($)[2]	All Other Compensation ($)[3]	Total ($)
Robert H. Blalock	$57,500	$50,004	$1,400	$108,904
James P. Clements	20,000	41,668	-	61,668
L. Cathy Cox	61,500	50,004	-	111,504
Kenneth L. Daniels	81,000	50,004	-	131,004
Lance F. Drummond	67,500	50,004	-	117,504
Jennifer K. Mann	56,000	50,004	-	106,004
Thomas A. Richlovsky	92,500	50,004	-	142,504
David C. Shaver	68,500	50,004	1,400	119,904
Tim R. Wallis	46,000	50,004	1,600	97,604
Amb. David H. Wilkins	47,500	50,004	-	97,504

[1]	The annual cash retainer fees may be deferred pursuant to United’s Deferred Compensation Plan. No director elected to defer his or her2020 annual director cash compensation.

[2]	With the exception of Dr. Clements, this represents the grant date fair value of time-based restricted stock units awarded on June 1, 2020 (2,563 underlying shares valued at $19.51 per share, the price of United’s common stock on that date) computed in accordance with FASB ASC Topic 718. Dr. Clements’ award was prorated based on his appointment to the Board on August 5, 2020 and represents the grant date fair value of time-based restricted stock units awarded on August 5, 2020 (2,272 underlying shares valued at $18.34 per share, the price of United’s common stock on that date) computed in accordance with FASB ASC Topic 718. All director 2020 TRSU awards were outstanding as of December 31, 2020. See Note 16 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 for information regarding assumptions made in the valuation of these awards. These awards have a one-year vesting term.

[3]	Represents fees paid for service on one or more of our Bank Boards.

Nonemployee directors received an annual cash retainer fee for their service on the Board as well as incremental annual cash retainer fees relative to committee duties and responsibilities. Cash retainer fees are paid quarterly. The following table summarizes 2020 components of annual director cash compensation.

	Effective as of 1Q2020 Payment ($)	Effective as of 3Q2020 Payment ($)
Director	$40,000	$40,000
Lead Director	25,000	25,000
Audit Committee Member	10,000	10,000
Audit Committee Chair	12,500	12,500
Risk Committee Member	10,000	10,000
Risk Committee Chair	12,500	12,500
Nominating and Corporate Governance Committee Member	5,000	5,000
Nominating and Corporate Governance Committee Chair	8,000	8,000
Talent and Compensation Committee Member	6,000	6,000
Talent and Compensation Committee Chair	10,000	10,000
Executive Committee Member	-	5,000
Executive Committee Chair	-	-[1]

[1]	Mr. Harton, our President and Chief Executive Officer, serves as the Executive Committee Chair. Mr. Harton also serves as Chairman of the Board. Mr. Harton is not separately compensated for his service on the Board.

The forms and amounts of director compensation outlined above were recommended by the Talent and Compensation Committee, and approved by the Board, after considering market data and recommendations of the Talent and Compensation Committee’s compensation consultant, which utilized the same peer group used in connection with establishing the compensation of our executive officers.

To directly align the interests of our nonemployee directors with the interests of the shareholders, our Board has adopted stock ownership guidelines that require each nonemployee director to maintain a minimum ownership interest in the Company. The current ownership guideline requires that a director acquire and maintain shares with a value of at least three times his or her annual cash retainer within five years of election to the Board. When the ownership guideline is increased, incumbent nonemployee directors are allowed an additional year to acquire the incremental multiple. Until reaching the share ownership target, nonemployee directors must retain a minimum of 25% of the stock granted to them in any one year.

Transactions with Management and Others

Policy with Respect to Approval of Related Party Transactions

United has a written related party transaction policy that governs the review, approval and ratification of any transaction that would be required to be disclosed by United pursuant to Item 404 of Regulation S-K under the Securities Act of 1933. United’s Board (or the Audit Committee of the Board) must approve all such transactions under the policy.

Prior to entering into such a related party transaction or an amendment thereof, the Board (or Audit Committee) must consider all of the available relevant facts and circumstances including, if applicable, benefits to United, the impact of a transaction on a director’s independence, the availability of other sources for comparable products or services, the terms of the transaction and the terms available to or from unrelated third parties or employees generally, as the case may be. No member of the Board or Audit Committee shall participate in any review, consideration or approval of any related party transaction with respect to which such member or any of his or her immediate family members is a related party.

2020 Related Party Transactions

There were no related party transactions in 2020 except as follows:

During 2020, United paid approximately $1.4 million to the law firm of NMRS for various legal services. Director Wilkins is a partner in NMRS. The Audit Committee and Board were aware of this relationship when they approved NMRS to perform legal work for the Company. The fees paid to NMRS amount to less than three-tenths of 1% of that firm’s total revenue and did not exceed established thresholds that are incompatible with being considered independent, as set under the rules of NASDAQ and applicable provisions of the Exchange Act. Mr. Wilkins performed no work for the Company and received no compensation related to the engagement. The Board considered this relationship in determining that Mr. Wilkins is an independent member of the Board and Nominating and Corporate Governance Committee for 2020, as contemplated by NASDAQ and applicable provisions of the Exchange Act.

Proposal 2: Amend Restated Articles of Incorporation to Increase Number of Authorized Shares of United’s Voting Common Stock

Introduction

Our Board unanimously adopted the proposal to amend our Restated Articles of Incorporation (the “Articles of Incorporation”) to increase the number of shares of authorized voting common stock, $1.00 par value per share, from 150,000,000 shares to 200,000,000 (the “Increased Capitalization Proposal”). The Board is now asking you to approve the Increased Capitalization Proposal.

As of March 15, 2021, there were 86,774,637 shares of our voting common stock outstanding and entitled to vote at the 2021 Annual Meeting. In addition, an aggregate of x shares of common stock were reserved for issuance under our various employee benefit and compensation plans. This leaves x shares of common stock currently available for future use.

Form of the Amendment

If shareholders approve the Increased Capitalization Proposal, the first paragraph of Article V of the Articles of Incorporation will be amended to increase the number of shares of voting common stock that United is authorized to issue from 150,000,000 to 200,000,000. There will be no change to the number of authorized shares of non-voting common stock, which will remain at 30,000,000, or the number of authorized shares of preferred stock, which will remain at 10,000,000 shares. The common stock and the preferred stock will continue to be $1.00 par value, respectively. The amendment would amend the first paragraph of Article V of our Restated Articles of Incorporation to read in its entirety as follows:

“The corporation shall have authority to issue 200,000,000 shares of common stock, $1.00 par value (the “Common Stock”), 30,000,000 shares of non-voting common stock, $1.00 par value (the “Non-Voting Common Stock”), having the powers, rights and preferences, and the qualifications, limitations and restrictions thereof, and 10,000,000 shares of preferred stock, $1.00 par value (the “Preferred Stock”). Subject to the provisions of any applicable law or the Bylaws of the corporation (as from time to time amended) with respect to fixing the record date for the determination of shareholders entitled to vote, and except as otherwise provided by any applicable law or by the resolution or resolutions of the board of directors providing for the issue of any series of Preferred Stock, the holders of the Common Stock shall have and possess exclusive voting power and rights for the election of directors and for all other purposes, with each share being entitled to one vote.”

Purpose of the Amendment

The Board is recommending that our shareholders approve the Increased Capitalization Proposal primarily to give the Company appropriate flexibility to issue shares for future corporate needs, including for financing, equity incentive and strategic purposes. The shares may be issued by the Board in its discretion, subject to any further shareholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the applicable rules of any securities exchange. With the exception of already outstanding rights referenced above for which reservation has been made, there is no present agreement to issue any material number of shares. The newly authorized shares of voting common stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future equity compensation plans, employee stock or incentive and savings plans or for other corporate purposes. There are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of voting common stock that would be authorized by the proposed amendment. However, the Board believes that these additional shares will provide us with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining shareholder approval for a particular issuance.

Rights of Additional Authorized Shares; No Preemptive Rights

The additional authorized shares of voting common stock contemplated by the Increased Capitalization Proposal, if and when issued, would be part of the existing class of voting common stock and would have the same rights and privileges as the shares of voting common stock currently outstanding. Our shareholders do not have preemptive rights with respect to our common stock. Accordingly, should the Board elect to issue additional shares of common stock, existing shareholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of the Amendment

Future issuances of voting common stock or securities convertible into voting common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders. In addition, the availability of additional shares of voting common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Effectiveness of the Amendment and Vote Required

If the Increased Capitalization Proposal is adopted, it will become effective upon the filing of articles of amendment to our Restated Articles of Incorporation with the Secretary of State of the State of Georgia. The adoption of this amendment requires that a quorum exist and that the Increased Capitalization Proposal receive the affirmative vote of a majority of our issued and outstanding voting common stock. Under applicable NASDAQ Stock Market listing rules, brokers are not permitted to vote shares held for a customer on “nonroutine” matters (such as the Increased Capitalization Proposal) without specific instructions from the customer. Abstentions and broker nonvotes will be treated as shares that are present and entitled to vote for purposes of determining whether a quorum is present but will not be counted as votes cast either in favor of or against a particular proposal. Notwithstanding the foregoing, abstentions and broker nonvotes will have the effect of votes against the Increased Capitalization Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE INCREASED CAPITALIZATION PROPOSAL (PROPOSAL 2).

Proposal 3: Advisory Vote to Approve Named Executive Officer Compensation

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended, we provide our shareholders each year with an opportunity to vote, on an advisory basis, on compensation paid to our named executive officers (“Named Executive Officers” or “NEOs”) as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K. Accordingly, we are asking our shareholders to provide an advisory non-binding (“say-on-pay” vote) to approve our executive compensation as we have described it in Executive Compensation: Compensation Discussion and Analysis and in the accompanying compensation tables. At our 2020 Annual Meeting of Shareholders, over 98% of the votes cast favored the “say-on-pay” proposal. Our Talent and Compensation Committee believes that this result evidences strong shareholder support of our executive compensation programs and maintained a consistent overall approach for 2020.

Our Talent and Compensation Committee oversees our executive compensation program, structures the program, adopts changes to the program and awards compensation as appropriate to reflect United’s performance and promote the objectives of the program. Our compensation programs are designed to attract and retain talented, experienced and qualified individuals, to motivate and reward outstanding performance while maintaining safe and sound banking practices, to promote our strategic goals and to support long-term value creation for our shareholders.

The “say-on-pay” vote is advisory and will not be binding on the Board or the Talent and Compensation Committee. However, our Board and Talent and Compensation Committee value our shareholders’ views and will consider the outcome of the vote when making future executive compensation decisions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” OUR “SAY-ON-PAY” PROPOSAL (PROPOSAL 3).

Executive Compensation

This section provides details of compensation during 2020 for our NEOs:

Name	Position
H. Lynn Harton	Chairman, President and Chief Executive Officer
Jefferson L. Harralson	Executive Vice President, Chief Financial Officer
Richard W. Bradshaw	Executive Vice President, Chief Banking Officer
Robert A. Edwards	Executive Vice President, Chief Risk Officer
Melinda Davis Lux	Executive Vice President, General Counsel and Corporate Secretary

Compensation Discussion and Analysis

Overview of Compensation Program

Our Talent and Compensation Committee is responsible for determining the compensation that is paid or awarded to our Company’s executive officers. For purposes of this Proxy Statement, the term “executive officer” means the executive leadership of the Company, including the NEOs. Our Talent and Compensation Committee strives to design our executive compensation programs to serve the long-term interests of our shareholders. To deliver superior shareholder returns, we believe that it is critical to provide competitive compensation packages that will attract, retain and motivate talented and experienced executives with the requisite expertise. Our program is designed to balance short-term and long-term components of compensation and, consequently, incent achievement of our annual business plan and long-term business strategies.

2020 Select Business Highlights

Long-Term Financial Performance

We have generated strong financial results over the past 5+ years, more than doubling net income while also adding substantial capital, both organically and through M&A. Since the end of 2015, we increased our already strong common equity tier-1 risk-based capital ratio by 86 basis points to 12.31% and our tier-1 risk-based capital ratio by 165 basis points to 13.10% providing greater flexibility for strategic company growth and capital actions while maintaining a strong balance sheet. In spite of the volatile operating environment created by the COVID-19 pandemic, we have continued to outperform our peers with respect to both return on average assets (“ROA”) and return on average tangible common equity (“ROTCE”), and our shares outpaced the KBW NASDAQ regional Banking Index (KRX) index by 420 basis points in 2020.

Total Shareholder Return (“TSR”)

The graph below shows our TSR1 expressed as the cumulative return to shareholders over the past decade. As illustrated, a $100 investment in United Community Banks, Inc. common stock on December 31, 2010 would be valued at $331 as of December 31, 2020, which significantly outperformed the financial services industry over the period, as measured by the S&P Financials Index and the KBW NASDAQ Regional Bank Index (KRX).

1 TSR shows the actual return of stock price with dividends reinvested.

Key Aspects of the 2020 Executive Compensation Program

Overview

Our executive compensation program is comprised of three main components:

Base Salary	•	Primarily reflects scope of responsibilities, individual skills and capabilities and individual performance in light of competitiveness in the markets in which we retain executive talent
Annual Nonequity Incentive Awards	•	Provides short-term variable pay for performance based on key operating goals
Long-Term Equity Incentive Awards	•	Consists of grants of performance-based and time-based restricted stock units
	•	Aligns the long-term interests of our executive officers with those of our shareholders to support long-term value creation

Annual Nonequity Incentive Awards Earned in 2020

During 2020, each NEO earned a payout under our annual nonequity incentive award program of 95% of his or her target payout level.

The four selected corporate performance objectives with regard to our annual nonequity incentive award program, the assigned weight for each objective and the threshold, target and maximum performance level for each objective, as well as our strong financial performance under each objective for 2020, were as follows:

		2020 Corporate Performance Levels
		50%	100%	150%
Performance Objective	Overall Weight	Threshold	Target	Maximum	2020 Actual	2020 Weight
Operating Earnings per Share	40.0%	$ 2.30	$ 2.37	$ 2.42	$1.98 [2]	—
NPAs / Total Assets[1]	25.0	0.58%	0.40%	0.30%	0.35%	31.25%
Operating Efficiency Ratio	20.0	57.00%	55.00%	52.00%	54.64%[2]	21.20%
Customer Satisfaction Rating	15.0	95.50%	96.50%	97.50%	97.40%	21.75%
						74.20%

[1]	NPAs / Total Assets metric excludes restructured loans.
[2]	Both our operating earnings per share and operating efficiency ratio excludes merger-related and other charges. The table below summarizes the reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP. Please also see related disclosures in United’s Annual Report on Form 10-K for the year ended December 31, 2020 for the non-GAAP to GAAP reconciliation and other relevant information.

For the Year Ended December 31, 2020
Diluted earnings per common share reconciliation
Diluted earnings per common share - GAAP	$1.91
Merger-related and other charges	0.07
Diluted earnings per common share - operating	$1.98

Effciency ratio reconciliation
Effciency ratio - GAAP	55.71%
Merger-related and other charges	(1.07)
Effciency ratio - operating	54.56%

The Talent and Compensation Committee exercised discretion to adjust the 2020 payout level from 74.20% to 95% based on unusual factors that occurred in 2020, as described under 2020 Executive Compensation Components: Annual Nonequity Incentive Awards. In connection with that exercise of discretion, the Talent and Compensation Committee also changed the performance metrics for the 2021 nonequity incentive awards. The Talent and Compensation Committee determined that it was appropriate to add two new performance objectives for the 2021 awards: pre-tax pre-provision earnings per share and net charge offs as a percentage of total loans. The two new performance objectives are intended to reduce the percentage of the 2021 payout based on earnings per share, which was the most heavily weighted performance measure used in determining nonequity incentive award payouts in 2020. Because of the potential for current expected credit losses methodology (“CECL”) releases in 2021 to increase earnings per share, the new performance metrics reduce the likelihood of a payout percentage in 2021 that is not driven by management’s performance.

See 2020 Executive Compensation Components: Annual Nonequity Incentive Awards for additional information regarding annual nonequity incentive awards earned by NEOs in 2020.

Long-Term Equity Incentive Awards Granted in 2020

Our 2020 long-term equity incentive award grants were made in restricted stock units that consisted of at least 60% performance-based restricted stock units (“PRSUs”) and 40% time-based restricted stock units (“TRSUs”) as shown in the table below:

Name	Target Award as % of Base Salary	2020 Annual Equity Incentive Award (PRSUs) (#)	Fair Value of 2020 Annual Equity Incentive Award (PRSUs) ($)	2020 Annual Equity Incentive Award (TRSUs) (#)	Fair Value of 2020 Annual Equity Incentive Award (TRSUs) ($)
H. Lynn Harton	115.0%	29,940	$542,812	17,509	$348,774
Jefferson L. Harralson	70.0	11,358	205,921	4,865	88,202
Richard W. Bradshaw	70.0	8,924	161,792	5,375	107,832
Robert A. Edwards	70.0	8,924	161,792	5,375	107,832
Melinda Davis Lux	60.0	7,534	136,591	3,227	58,506

The performance measure selected by the Talent and Compensation Committee for the PRSUs is our return on average assets for the applicable calendar year performance period relative to the designated peer group as adjusted by the TSR modifier relative to the same designated peer group.

See 2020 Executive Compensation Components: Long-Term Equity Incentive Awards for additional information regarding long-term equity incentive awards granted to NEOs in 2020.

Shareholder Response

The most recent shareholder advisory vote on our NEO compensation was held at our 2020 Annual Meeting of Shareholders. Excluding abstentions and broker nonvotes, over 98% of the votes cast were in support of our executive compensation program. Because we view this outcome as overwhelmingly supportive of our compensation policies and practices, we do not believe the vote requires consideration of changes to the program. Nonetheless, because market practices and our business needs continue to evolve, we continually evaluate our program and make changes when warranted.

Pay for Performance

Consistent with our compensation philosophy, and as illustrated below, a significant portion of 2020 total direct compensation for our NEOs was based on performance as compared to pre-established goals.

Variable/At Risk
CEO	54%
All Other NEOs	46%

Legend:

TRSU — Long-Term Equity Incentive Awards - Time-Based

PRSU — Long-Term Equity Incentive Awards - Performance-Based

Compensation Philosophy and Objectives

Our overall compensation philosophy seeks to achieve the following objectives with respect to our employees:

Competitive	We offer competitive compensation to our executives and employees based on comparable external market information.
Fair and Equitable	We are committed to the fair and equitable administration of our compensation and incentive plans.
Performance Based	We strive to reward our employees on the basis of individual and company-wide, risk-adjusted performance.
Long Term Soundness	We attempt to appropriately balance risks and rewards in a manner that does not encourage excessive or imprudent risk-taking by our executives and employees. We take into account a number of performance metrics when determining whether to award incentive compensation to promote long-term financial success.
Communication	We make every effort to communicate each individual’s compensation package clearly.
Peer Positioning	We use peer compensation levels to help guide our decisions. Our targets for total direct compensation (base salary, annual incentives and long-term incentives) are:
	a. New to Position:	Between the 1st and 40th percentile
	b. Experienced:	40th -60th percentile
	c. Proven High Performer:	60th -75th percentile

The material compensation principles applicable to the compensation of our NEOs are outlined below:

•	In determining total compensation, we consider the reasonable range of the median of total compensation of comparable positions at companies within our market comparator group, while accounting for distinct circumstances not reflected in the market data such as unique job descriptions as well as the impact that a particular officer may have on our ability to meet business objectives. For competitive or other reasons, our levels of total compensation or any component of compensation may exceed or be below the median range of our market comparator group.

•	We set base salaries to reflect the responsibilities, experience, performance and contributions of the NEOs and the salaries For comparable benchmarked positions while maintaining an appropriate balance between base salary and incentive compensation.

•	We reward NEOs who enhance our performance by linking nonequity and equity incentive awards to the achievement of our financial goals.

•	We promote share ownership to align the interests of our NEOs with those of our shareholders.

•	In approving compensation arrangements, we consider recent compensation history including special or unusual compensation payments.

We have change-in-control severance agreements with our NEOs to promote executive continuity, aid in retention and secure valuable protections for United, such as restrictive covenants, as well as to facilitate implementation of our clawback policy.

The Talent and Compensation Committee also believes that compensation should not be excessive or based on the short-term performance of our stock, whether favorable or unfavorable, and should not encourage unnecessary or excessive risks. Further, the Talent and Compensation Committee believes that performance objectives should be motivating and challenging but also achievable and consistent with our safe and sound operation.

Compensation Best Practices

We strive to align our executives’ interests with those of our shareholders. We further strive to follow sound governance practices over our executive compensation program and to ensure that our compensation programs and practices are consistent with safe and sound banking practices. Below are key features of our executive compensation program that we believe encourage executive performance consistent with responsible compensation practices.

What We Do

Pay for Performance	A significant portion of executive compensation is linked to key metrics of Financial performance.

Multi-Year Vesting Period for Long-Term Incentive Awards	Time-based restricted stock unit and performance-based restricted stock unit awards generally vest, subject to performance achievement, ratably over a four-year period.

Double Trigger Change-in-Control Provisions	Our severance agreements require both a change in control and termination of employment without cause or for good reason for an executive to be entitled to severance payments. In addition, our long-term equity incentive awards for executive officers include similar double-trigger vesting provisions.

United Share Ownership Guidelines	We have robust share ownership guidelines for our executive officers to align the interests of our executive officers with those of our shareholders.

Clawback Policy	Our Board has adopted a policy relating to the clawback of incentive compensation paid to our executive officers in the event of certain restatements of our financial statements.

Annual Compensation Risk Assessment	Our Talent and Compensation Committee assesses the risk of our compensation program at least annually.

What We Don’t Do

No Tax Gross-Ups	We do not provide any tax gross-ups.

No Hedging or Pledging of United Stock	We have a policy that prohibits our directors, officers and employees from engaging in short sales, trading in puts, calls and other options or derivatives with respect to our stock and hedging our stock.

No Re pricing of Stock Options Without Shareholder Approval	Our Key Employee Stock Option Plan prohibits re pricing without shareholder approval.

The Talent and Compensation Committee believes that:

•	The compensation of our executive officers should reflect their individual performance and their performance as an executive management team in attaining key operating metrics.

•	Performance objectives should be motivating and challenging but also achievable and consistent with our safe and sound operation.

•	Compensation should not be based on the short-term performance of our stock, whether favorable or unfavorable, and should not encourage unnecessary or excessive risks.

Role of the Talent and Compensation Committee

Oversight

Our Talent and Compensation Committee is comprised entirely of independent directors. The Committee determines and approves the compensation of our executive officers. The independent members of our Board of Directors provide input with respect to our CEO’s compensation and ratify the Talent and Compensation Committee’s determinations with respect to our CEO’s compensation.

Approach to Total Compensation and its Components

In establishing the total compensation of each of our executive officers, the Talent and Compensation Committee considers the following factors:

•	Scope of responsibilities

•	Value of his or her unique skills and capabilities to support our long-term performance

•	Contribution as a member of the executive management team

•	Performance as compared to individual objectives

•	Performance of the Company as compared to the Company’s three-year strategic plan and annual business plan

•	Performance of the Company as compared to a peer group

•	Peer group compensation information

In determining total compensation of our executive officers, the Talent and Compensation Committee considers the reasonable range of the median of total compensation of comparable positions at companies within our peer group. The Committee also considers the balance of none equity and equity compensation and short-term and long-term compensation of comparable positions at companies within our peer group. The Committee does not have a policy or target for the allocation of compensation between none equity and equity compensation or short-term and long-term compensation.

Our Talent and Compensation Committee believes that a significant portion of executive compensation should be based on Company performance. Our annual none equity incentive awards are granted based 100% on the performance of the Company as compared to pre-established goals. In addition, at least 60% of our long-term equity incentive awards vest based on the performance of the Company as compared to pre-established goals.

Our Talent and Compensation Committee believes that granting long-term equity incentive awards to our executive officers provides a competitive incentive opportunity, links executive compensation with long-term performance and strengthens the alignment of executive compensation with shareholder value creation.

We utilize our equity-based awards:

•	As a retention tool to encourage the long-term service of our executives

•	To provide our executive management team a direct interest in our future success

•	To directly align the interests of our executives with shareholder value creation

Role of Outside Advisors

In 2020, the Talent and Compensation Committee retained McLagan, part of the Rewards Solutions practice at Aon plc (“McLagan“) to serve as its compensation consultant. The Talent and Compensation Committee has determined that McLagan is independent and that its work has not raised any conflicts of interest. McLagan has been the compensation consultant to the Talent and Compensation Committee since 2015.

When requested by the Talent and Compensation Committee, a McLagan representative attends Committee meetings and participates in private sessions with the Committee. Talent and Compensation Committee members may consult directly with McLagan from time to time as desired, and the chair of our Talent and Compensation Committee regularly consults with McLagan with respect to Committee responsibilities and compensation matters.

The Talent and Compensation Committee determines the scope of McLagan’s services and has approved a written agreement pursuant to which McLagan provides independent advice to the Committee. The approved scope of McLagan’s work generally includes performing analyses and providing independent advice related to our executive and nonemployee director compensation programs, providing competitive market studies and other services that support the Talent and Compensation Committee’s decisions, such as providing advice in areas such as compensation philosophy, compensation risk assessment, market comparator group, incentive plan design, executive compensation disclosure, emerging best practices and changes in the regulatory environment.

McLagan, along with management, also prepares benchmarking data for consideration by the Talent and Compensation Committee in making decisions with respect to base salary, the annual none equity incentive award program and the long-term equity incentive award program.

Management’s Role in Determining Executive Compensation

Our executive management team develops a rolling three-year strategic plan and annual business plan. The three-year strategic plan and annual business plan are reviewed and approved by our Board. Financial performance targets used in our incentive compensation programs typically are derived from those plans.

Our CEO develops compensation recommendations for our executive officers based on each executive’s scope of responsibilities, individual performance and contributions to the executive management team, as well as market data provided by McLagan. The CEO evaluates and reports to the Talent and Compensation Committee on the performance of each of the other NEOs, in each case versus previously established goals. The Talent and Compensation Committee also has input into each NEO’s performance evaluation. No objective criteria or relative weighting is assigned to any individual goal or factor. In making compensation recommendations, the CEO also takes into account United’s performance as compared to our Board-approved plans and peer group performance. Our Talent and Compensation Committee reviews and considers the recommendations of the CEO and his evaluation of the performance of our executive officers.

Our Talent and Compensation Committee determines the compensation of our CEO after assessing the performance of the CEO and the performance of the Company as compared to the Board-approved plans and peer group performance. Our Lead Director, who consults regularly with the CEO and other directors, provides input to the Committee with respect to the CEO’s performance. The Committee also consults with McLagan as to the appropriateness of our CEO’s compensation and each component of compensation in light of market practices, sound governance practices and trends in compensation practices in the banking industry.

Although the Committee values and solicits management’s input, it retains and exercises sole authority to make decisions regarding executive officer compensation.

Market Benchmarking

On an annual basis, the Talent and Compensation Committee selects a benchmark group of publicly-traded financial institutions to use in assessing the compensation of United’s executive officers. The peer group is used by our Talent and Compensation Committee to ensure that United’s compensation programs offer competitive compensation opportunities and reflect best practices in compensation plan design.

McLagan assists the Committee in selecting the appropriate peer group companies. The Company determined a new peer group in 2019 for the purposes of setting 2020 compensation, based on comparable assets, commercial loan concentrations, number of branches and states of operation. The 2019 benchmark group of publicly-traded financial institutions used to set 2020 compensation (the “2020 Compensation Peer Group”) included:

Company Name[1]	Ticker	City	State	Total Assets 2019Y ($000)
Ameris Bancorp	ABCB	Atlanta	GA	$18,242,579
Atlantic Union Bkshs Corp.	AUB	Richmond	VA	17,562,990
BancorpSouth Bank	BXS	Tupelo	MS	21,052,576
Cadence Bancorp.	CADE	Houston	TX	17,800,229
CenterState Bank Corp.	CSFL	Winter Haven	FL	17,142,025
First Commonwealth Financial	FCF	Indiana	PA	8,308,773
First Financial Bancorp.	FFBC	Cincinnati	OH	14,511,625
First Financial Bankshares	FFIN	Abilene	TX	8,262,227
First Merchants Corp.	FRME	Muncie	IN	12,457,254
Fulton Financial Corp.	FULT	Lancaster	PA	21,886,040
Independent Bk Group Inc.	IBTX	McKinney	TX	14,958,207
LegacyTexas Finl Group Inc	LTXB	Plano	TX	*
Old National Bancorp	ONB	Evansville	IN	20,411,667
Pinnacle Financial Partners	PNFP	Nashville	TN	27,805,496
Renasant Corp.	RNST	Tupelo	MS	13,400,618
S&T Bancorp Inc.	STBA	Indiana	PA	8,764,649
Sandy Spring Bancorp Inc.	SASR	Olney	MD	8,629,002
Simmons First National Corp.	SFNC	Pine Bluff	AR	21,259,143
South State Corporation	SSB	Winter Haven	FL	15,921,092
TowneBank	TOWN	Portsmouth	VA	11,947,663
Trustmark Corp.	TRMK	Jackson	MS	13,497,877
UMB Financial Corp.	UMBF	Kansas City	MO	26,561,355
United Bankshares Inc.	UBSI	Charleston	WV	19,662,324
WesBanco Inc.	WSBC	Wheeling	WV	15,720,112

*	Legacy Texas Finl Group Inc was acquired in October 2019. As a result, no year-end assets are disclosed.

[1]	The following publicly-traded financial institutions that were included in the benchmark group used to set 2019 compensation were removed from the 2020 Compensation Peer Group: Commerce Bancshares Inc. – as a result of it exceeding the asset ceiling for the peer group; FCB Financial Holdings Inc. – as a result of its acquisition in January 2019; Home BancShares Inc. – as a result its management structure being dissimilar to that of United. The following publicly-traded financial institutions were added to the 2020 Compensation Peer Group – Cadence Bancorporation, Independent Bank Group Inc. and Sandy Spring Bancorp Inc. – as a result of all of them having met our requirements for inclusion in the 2020 Compensation Peer Group.

The Talent and Compensation Committee believes that this group was representative of the markets in which we compete for executive talent. The Talent and Compensation Committee uses the peer group to obtain a general understanding of the current compensation practices for our industry as compared to United including a review of base salaries, annual none equity incentive awards and long-term equity incentive awards.

When determining compensation for our executive officers for 2020, the Talent and Compensation Committee considered the median range of total compensation and components of compensation for the comparable roles within the 2020 Compensation Peer Group companies. Although the Committee did not seek to set compensation at a specific target level as compared to the 2020 Compensation Peer Group, the Committee considered whether total compensation and its components for each of our executive officers was within a reasonable range of the median compensation for comparable positions at the 2020 Compensation Peer Group companies.

2020 Executive Compensation Components

The Company’s executive compensation program has three main components – base salary, annual none equity incentive awards and long-term equity incentive awards. There also are limited perquisites.

Base salary and annual none equity incentive awards are primarily designed to reward current and past performance. Long-term equity incentive awards are primarily designed to promote long-term future growth. Our Talent and Compensation Committee has structured the Company’s annual none equity incentive award program and long-term equity incentive award program to motivate executives to achieve the business goals set by the Company and to reward the executives for achieving such goals.

Base Salary

To attract and retain qualified executives, base salary is provided to our executive officers. The base salary is determined based on position, responsibility and skills and capabilities using competitive criteria as well as an assessment of the individual’s performance. Our Talent and Compensation Committee also considers market data provided by our outside consultants when determining base salaries for executive officers.

Base salary levels are typically reviewed annually as part of our annual performance review process as well as upon a promotion or other change in job responsibilities.

During 2020, the base salaries of our NEOs changed as follows:

Name	2019 Year-End Base Salary ($)	2020 Year-End Base Salary ($)	% Change
H. Lynn Harton	$775,000	$795,000	2.6%
Jefferson L. Harralson	420,000	425,000	1.2
Richard W. Bradshaw	385,000	425,000	10.4
Robert A. Edwards	385,000	400,000	3.9
Melinda Davis Lux	325,000	350,000	7.7

The Talent and Compensation Committee determined in 2020 to increase base salaries based primarily on individual performance and market data.

Annual None equity Incentive Awards

The Talent and Compensation Committee believes that a significant portion of executive compensation should be linked directly to the achievement of specified financial and nonfinancial objectives. Our Management Incentive Plan is a pay-for-performance plan that governs the amount of none equity incentive compensation we award annually to our executive officers. Under the Management Incentive Plan, the Talent and Compensation Committee determines who is eligible to participate in the plan, the threshold, target and maximum payout levels that can be awarded under the plan and the corporate performance metrics and qualitative measures used to determine awards. Those measures are generally based on annual corporate and financial performance goals established at threshold, target and maximum levels based on our strategic and operating objectives. At the end of each year, the actual performance for each of the chosen metrics is measured separately against target level. Corporate performance that meets the target level results in a 100% payout. Awards are prorated for actual performance results between levels (e.g., between threshold, target and maximum). The Talent and Compensation Committee has discretion to modify awards under the Management Incentive Plan.

Our 2020 none equity incentive awards utilized four key operational performance measures:

•	Operating earnings per share

•	Nonperforming assets (“NPAs”) as a percentage of total assets

•	Efficiency ratio

•	Customer satisfaction ratings

The following graphs summarize our 2020 performance with regard to three of these four performance objectives compared with our peer group. The customer satisfaction rating operational measure is based on Customer Service Profiles for which peer comparison data is unavailable. See Role of the Talent and Compensation Committee: Market Benchmarking for our 2020 Compensation Peer Group. The source data for the following graphs is S&P Global Market Intelligence, which standardizes financial data to assist with comparisons across multiple companies. Consequently, the standardized data presented for us below may differ from our actual calculations, which do not take into account such standardizations.

[1]	NPAs excluding restructured loans as a percent of total assets.

[2]	The table below summarizes the reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP. Please also see related disclosures in United’s Annual Report on Form 10-K for the year ended December 31, 2020 for the non-GAAP to GAAP reconciliation and other relevant information.

For the Year Ended December 31, 2020
Efficiency ratio reconciliation
Efficiency ratio - GAAP	55.71%
Merger-related and other charges	(1.07)
Efficiency ratio - operating	54.64%

2020 None equity Incentive Award Performance Goals

The four performance objectives, the assigned weight for each objective, the threshold, target and maximum performance level for each objective and our financial performance under each objective for 2020, were as follows:

		2020 Corporate Performance Levels
		50%	100%	150%
Performance Objective	Overall Weight	Threshold	Target	Maximum	2020 Actual	2020 Weight
Operating Earnings per Share	40.0%	$ 2.30	$ 2.37	$ 2.42	$ 1.98[2]	-
NPAs / Total Assets[1]	25.0	0.58%	0.40%	0.30%	0.35%	31.25%
Operating Efficiency Ratio	20.0	57.00%	55.00%	52.00%	54.64%[2]	21.20%
Customer Satisfaction Rating	15.0	95.50%	96.50%	97.50%	97.40%	21.75%
						74.20%

[1]	NPAs / Total Assets metric excludes restructured loans.

[2]	Both our operating earnings per share and operating efficiency ratio excludes merger-related and other charges. The table below summarizes the reconciliations of these non-GAAP measures to the most directly comparable measures as reported in accordance with GAAP. Please also see related disclosures in United’s Annual Report on Form 10-K for the year ended December 31, 2020 for the non-GAAP to GAAP reconciliation and other relevant information.

For the Year Ended December 31, 2020
Diluted earnings per common share reconciliation
Diluted earnings per common share - GAAP	$1.91
Merger-related and other charges	0.07
Diluted earnings per common share - operating	$1.98

Efficiency ratio reconciliation
Efficiency ratio - GAAP	55.71%
Merger-related and other charges	(1.07)
Efficiency ratio - operating	54.56%

The payout percentage, based on our financial performance for each objective in 2020, was 74.20%. As described below, the Talent and Compensation Committee exercised discretion to increase the payout percentage.

In order to qualify for an annual incentive award, individual performance must also meet expectations of the CEO, the Talent and Compensation Committee and the Board. The CEO evaluates and reports to the Talent and Compensation Committee on the performance of each of the other NEOs, in each case versus previously established goals. The Talent and Compensation Committee also has input into each NEO’s performance evaluation. The Talent and Compensation Committee evaluates the performance of the CEO primarily based on Company performance relative to the strategic plan and annual business plan.

2020 Nonequity Incentive Award Opportunities

In 2020, the Talent and Compensation Committee established the annual nonequity incentive award opportunities under the Management Incentive Plan as a percentage of base salary. Target award opportunities were designed to provide for total cash compensation that rewards executives for driving our success and are competitive with general practices within our peer group. The 2020 potential nonequity incentive award payments, expressed as a percentage of base salary, were as follows:

Name	Threshold	Threshold Incentive Payment ($)	Target	Target Incentive Payment ($)	Maximum	Maximum Incentive Payment ($)
H. Lynn Harton	50.0%	$397,500	100.0%	$795,000	150.0%	$1,192,500
Jefferson L. Harralson	32.5	138,125	65.0	276,250	97.5	414,375
Richard W. Bradshaw	32.5	138,125	65.0	276,250	97.5	414,375
Robert A. Edwards	30.0	120,000	60.0	240,000	90.0	360,000
Melinda Davis Lux	27.5	96,250	55.0	192,500	82.5	288,750

Threshold, target and maximum incentive payments in the chart above are based on base salaries approved in 2020 effective at year-end 2020.

2020 Nonequity Incentive Award Payouts

The payout level under our annual nonequity incentive award program in 2020, based on actual results of the four performance objectives, would have been 74.20% of the target payout level.

In evaluating the 2020 payout percentage, the Talent and Compensation Committee took into consideration the extraordinary circumstances during 2020 that challenged leadership teams, both specific to the banking industry and across all industries, as well as the response of our executive management in addressing those challenges. This included efforts to protect our employees and human capital on both an operational and emotional level during the pandemic, to implement the Paycheck Protection Program (“PPP”) to provide financial relief to customers and to manage the business and achieve strong financial results in the face of extreme market volatility and uncertainty.

The Talent and Compensation Committee considered that, during 2020, among other highlights, the Company:

•	Completed the acquisition of Seaside National Bank & Trust

•	Processed nearly 11,000 PPP applications, totaling $1.3 billion in PPP loans adding nearly 3500 new customers as a result

•	Processed PPP loan forgiveness applications for approximately 52% of PPP loans, or $671 million

•	Closed $2.14 billion in mortgages in 2020, nearly doubling the then-record volume of $1.11 billion in 2019; We nearly tripled the fees generated by our mortgage business from $27.1 million in 2019 to $76.1 million in 2020

•	Experienced record loan growth and deposit growth

•	Leveraged our investment in digital channels to continue to communicate with and serve our customers, seeing an increase of more than 15% in visitors to ucbi.com and a 132% increase in online account opening compared to 2019; During 2020, 14% of all new consumer deposit accounts opened online

•	Completed a public offering of $100 million of preferred stock and $100 million in senior notes

•	Created a new “Power of U” Diversity and Inclusion Council focused on ensuring United remains a place where all employees feel they are welcome and can be successful, as well as a new Community Development and Engagement department to focus our community impact results

•	Recognized by J.D. Power as having the highest customer satisfaction score in the Southeast

•	Recognized by Forbes as one of the “100 Best Banks in America”

•	Named one of the Best Banks to Work for by American Banker for the fourth consecutive year

During 2020, United took the opportunity afforded from the PPP fees earned in 2020 to contribute $10 million to the United Community Bank Foundation. The $10 million contribution was approved by the executive management team and the Board to improve the economic vitality and quality of life in the communities served by United. When the 2020 efficiency ratio is adjusted for the $10 million discretionary contribution to the Foundation, the nonequity incentive award payout percentage increases to 79.23%.

The impact of adopting CECL negatively impacted our performance beyond what was anticipated in the performance measures approved by the Talent and Compensation Committee at the beginning of the year. The combined effect of CECL adoption and downward revisions of economic forecasts resulting from the Coronavirus (COVID-19) pandemic magnified the impact on our provision for credit losses in 2020. Also, as a result of our acquisition of Seaside National Bank & Trust, we recognized an additional provision for credit losses of $11.2 million from including the Seaside National Bank & Trust loans in our CECL model for the first time. None of these impacts could have been anticipated at the time the performance goals were set, and both negatively impacted operating earnings per share, the most heavily weighted performance measure used in determining nonequity incentive award payouts. Had the 2020 provision for loan losses been more in line with the amount budgeted for 2020, which was reasonably expected absent the impact of the COVID-19 pandemic, operating earnings per share would have been approximately 55 cents higher, which alone would have increased the payout percentage to 134%. Other key performance measures such as pre-tax, pre-provision operating earnings per share would have been unaffected by the impact of CECL. Based on those considerations and also the changes to the 2021 performance objectives described below, the Talent and Compensation Committee exercised its discretion to adjust the payout level and awarded each executive officer a payout of 95% of his or her target payout level relative to 2020 performance.

Applying the payout level equal to 95% of base salary, our NEOs earned the following nonequity incentive awards in 2020:

Name	2020 Award ($)	Award as % of Target	Award as % of Base Salary
H. Lynn Harton	$755,250	95.0%	95.0%
Jefferson L. Harralson	262,438	95.0	61.8
Richard W. Bradshaw	262,438	95.0	61.8
Robert A. Edwards	228,000	95.0	57.0
Melinda Davis Lux	182,875	95.0	52.3

In addition to adjusting the 2020 payout provision to address the factors above, the Talent and Compensation Committee determined that it was appropriate to change the performance objectives for 2021 nonequity incentive awards. Specifically, the Talent and Compensation Committee determined that it was appropriate to add two new performance objectives for 2021 nonequity incentive awards: pre-tax pre-provision earnings per share and net charge offs as a percentage of total loans. The Talent and Compensation Committee determined that because of the potential for CECL provision releases in 2021 driven by economic forecasts outside the control of management to significantly increase earnings per share, it was appropriate to use pre-tax, pre - provision earnings per share as a measure to reduce the potential for earnings per share to benefit the payout percentage in a manner not driven by management’s performance.

The Committee selected the following six performance objectives and assigned weights for 2021 nonequity incentive awards:

Performance Objective	Overall Weight
Pre-Tax Pre-Provision Earnings per Share	20.0%
Operating Earnings per Share	15.0
Net Charge-Offs / Total Loans	15.0
NPAs / Total Assets	15.0
Operating Efficiency Ratio	20.0
Customer Satisfaction Rating	15.0

Long-Term Equity Incentive Awards

Annual Awards

We believe that long-term equity incentive awards provide a competitive incentive opportunity for our NEOs, strengthens the alignment of executive pay with shareholder value creation and creates an additional link between pay and our performance (specifically, our return on average assets and total shareholder return). Under our long-term equity incentive award program, we are permitted to grant stock options, restricted stock, restricted stock units and other forms of equity-based compensation.

The Talent and Compensation Committee granted annual equity awards to our NEOs in September 2020. The Talent and Compensation Committee reserves the right to exercise discretion in determining the grant size of awards. Our 2020 awards were made in restricted stock units that consisted of at least 60% PRSUs and 40% TRSUs as shown in the table below:

Name	Target Award as % of Base Salary	2020 Annual Equity Incentive Award (PRSUs) (#)	Fair Value of 2020 Annual Equity Incentive Award (PRSUs) ($)	2020 Annual Equity Incentive Award (TRSUs) (#)	Fair Value of 2020 Annual Equity Incentive Award (TRSUs) ($)
H. Lynn Harton	115.0%	29,940	$542,812	17,509	$348,774
Jefferson L. Harralson	70.0	11,358	205,921	4,865	88,202
Richard W. Bradshaw	70.0	8,924	161,792	5,375	107,832
Robert A. Edwards	70.0	8,924	161,792	5,375	107,832
Melinda Davis Lux	60.0	7,534	136,591	3,227	58,506

Annual PRSUs granted in 2020 will vest, if at all, in equal installments with 25% vesting on February 15 of each of the following years: 2022, 2023, 2024 and 2025. Vesting of the PRSUs on each vesting date will be based on our performance in the immediate calendar year before vesting (e.g., the number of awards that vest on February 15, 2022 will be determined by our performance for the 2021 calendar year).

The performance measure selected by the Talent and Compensation Committee for the annual PRSUs granted in 2020 is our return on average assets for the applicable performance period relative to the designated peer group of companies, as adjusted by the total shareholder return (“TSR”) modifier relative to the same designated peer group. Specifically, the number of PRSUs subject to vesting on each applicable vesting date will equal (a) a percentage between 0% to 150% determined based on our return on average assets relative to designated peer companies for the applicable performance period, multiplied by the number of target PRSUs, adjusted by (b) the TSR modifier percentage relative to designated peer companies for the applicable performance period.

The following table summarizes the return on average assets and TSR modifier performance measures:

Return on Average Assets	TSR Modifier
Return on average assets performance relative to designated peer group of companies for the performance period as a percentage of target PRSUs	PRSUs determined based on return on average assets percentage for the performance period is adjusted +/- 25% based on relative total shareholder return

25th Percentile = Threshold (0% of Target) 50th Percentile = Target (100% of Target) 75th Percentile = Maximum (150% of Target)	25th Percentile = Threshold (-25%) 50th Percentile = Target (0%) 75th Percentile = Maximum (+25%)

The return on average assets percentage shall be interpolated between payout levels for performance between performance levels.	The TSR modifier percentage shall be interpolated between payout levels for performance between performance levels.

The benchmark group of publicly-traded financial institutions against which the performance criteria will be measured relative to the 2020 PRSUs equity incentive awards granted to the NEOs (the “2020 PRSU Peer Group”) include:

Company Name[1]	Ticker	City	State	Total Assets 2020Y ($000)
Ameris Bancorp	ABCB	Atlanta	GA	$ 20,438,638
Atlantic Union Bkshs Corp.	AUB	Richmond	VA	19,628,449
BancorpSouth Bank	BXS	Tupelo	MS	24,081,194
Cadence Bancorp.	CADE	Houston	TX	18,712,567
First Busey Corp.	BUSE	Champaign	IL	10,544,047
First Commonwealth Financial	FCF	Indiana	PA	9,068,104
First Financial Bancorp.	FFBC	Cincinnati	OH	15,973,134
First Financial Bankshares	FFIN	Abilene	TX	10,904,500
First Merchants Corp.	FRME	Muncie	IN	14,067,210
Fulton Financial Corp.	FULT	Lancaster	PA	25,906,733
Heartland Financial USA Inc.	HTLF	Dubuque	IA	17,908,339
Old National Bancorp	ONB	Evansville	IN	22,960,622
Park National Corp.	PRK	Newark	OH	9,279,021
Pinnacle Financial Partners	PNFP	Nashville	TN	34,932,860
Renasant Corp.	RNST	Tupelo	MS	14,929,666
S&T Bancorp Inc.	STBA	Indiana	PA	8,967,897
Sandy Spring Bancorp Inc.	SASR	Olney	MD	12,798,429
Simmons First National Corp.	SFNC	Pine Bluff	AR	22,359,752
South State Corporation	SSB	Winter Haven	FL	37,789,873
TowneBank	TOWN	Portsmouth	VA	14,626,444
Trustmark Corp.	TRMK	Jackson	MS	16,551,840
UMB Financial Corp.	UMBF	Kansas City	MO	33,127,504
United Bankshares Inc.	UBSI	Charleston	WV	26,184,247
WesBanco Inc.	WSBC	Wheeling	WV	16,425,610

The Talent and Compensation Committee may make appropriate adjustments to this group of peer companies, including retroactively to the first day of the performance period, in the event of any unusual or nonrecurring events that impact such peer companies during the performance period.

[1]
The following publicly-traded financial institutions that were included in the benchmark group used to set 2020 compensation were removed from the 2020 PRSU Peer Group: Independent Bank Group, Inc. – as a result of the announcement of their intention to enter into a “merger of equals” with Texas Capital Bancshares, Inc. at the time of peer group selection (although the deal was terminated subsequent to the peer group being finalized); LegacyTexas Financial Group, Inc. – as a result of its acquisition in November 2019. The following publicly-traded financial institutions were added to the 2020 PRSU Peer Group: First Busey Corporation and Heartland Financial USA, Inc. – as a result of having met our geographic criteria that was expanded in 2020 as United continues to expand its geographic footprint; Park National Corporation – as a result of having met our commercial loans criteria in 2020.

Annual TRSUs granted in 2020 will vest in equal installments with 25% vesting on November 15, 2021 and then on August 15 of each of the three following years (2022, 2023 and 2024) assuming the executives remain employed with us, subject to certain exceptions.

As a part of the annual equity incentive award process for 2020, the Talent and Compensation Committee evaluated the market positioning of our NEOs as a result of the acquisition of Seaside National Bank & Trust in July 2020. In order to ensure competitive market positioning for our executives, the Talent and Compensation Committee increased the long-term incentive opportunities for Messers. Harton, Bradshaw and Edwards to 115%, 70% and 70%, respectively. As a result, the Talent and Compensation Committee made additional equity grants in December 2020 to align these executives with the desired market positioning. In deciding to grant the awards, the Talent and Compensation Committee considered market data provided by McLagan with respect to the total compensation of executives in comparable roles with peer group companies of comparable size (after the acquisition of Seaside National Bank & Trust) as well as market data with respect to the allocation of long-term equity incentive awards as compared to total compensation for executives in comparable roles with peer group companies of comparable size (after the acquisition of Seaside National Bank & Trust).

In addition, Ms. Davis Lux was granted TRSUs in March 2020 in connection with joining the Company as Executive Vice President, General Counsel and Corporate Secretary. These TRSUs will vest in equal installments with 25% vesting on May 15, 2021 and then on February 15 of each of the following years: 2022, 2023 and 2024 assuming Ms. Davis Lux remains employed with us, subject to certain exceptions.

Perquisites and Other Compensation

We provide executive officers with perquisites and other personal benefits that the Company and our Talent and Compensation Committee believe are reasonable and consistent with its overall compensation program. These perquisites include car allowances and payment of club dues for certain of our executive officers. Our Talent and Compensation Committee periodically reviews the levels and appropriateness of perquisites and other personal benefits provided to executive officers. The Committee believes that the perquisites and other personal benefits further the goals of the Company and are not material with respect to the overall compensation of our executive officers.

Retirement and Other Benefits

401(k) Plan

Our employees, including our executive officers, are eligible to participate in our 401(k) Plan for which we provide matching contributions. Our matching contributions currently are 100% of employee deferrals up to 5% of eligible compensation.

Deferred Compensation Plan

Select members of senior management and certain other highly compensated employees, including our executive officers, are eligible to participate in our nonqualified Deferred Compensation Plan (“DCP”). Pursuant to the DCP, eligible employees can defer certain compensation on a pre-tax basis. The DCP provides for the deferral of up to 75% of annual base salary and up to 100% of annual cash bonus payments or nonequity incentive awards and other specified benefits to certain key employees. The DCP also allows for employer matching contributions for employee contributions that would have been paid under our tax-qualified 401(k) plan if such matching contributions would otherwise exceed the maximum allowable amounts under the 401(k) Plan. Our matching contributions currently are 100% of employee deferrals up to 5% of eligible compensation. In addition, the DCP provides for the deferral of up to 100% of director fees for service by a nonemployee director on our Board and for service by select nonemployee directors on our community bank boards.

Participants are 100% vested in their DCP contributions including earnings or losses thereon. Company contributions, including earnings and losses thereon, vest over a three-year period.

When a participant retires or becomes disabled, we will pay the participant his or her vested benefits as elected by the participant, generally in a lump sum or in annual installments over a period of up to ten years. A participant may also elect to receive scheduled in-service distributions of his or her deferral account during employment in a lump sum or in annual installments over a period of up to five years. All payments are taxable to the participants. See Nonqualified Deferred Compensation for additional information about benefits provided to the NEOs under the DCP.

Modified Retirement Plan

Our Modified Retirement Plan provides annual benefits (paid monthly) that are generally paid at normal retirement in the form of a 100% survivor annuity, are calculated based on a participant’s seniority and position and generally range from 20% to 30% of the participant’s base salary. Normal retirement is defined under the Modified Retirement Plan as attainment of age 65 and completion of at least five years of service.

Beginning in 2020, the Board determined that it will not offer participation in the Modified Retirement Plan to any employee of United who is not already a participant nor will it enhance existing benefits for any current participants.

See Pension Benefits for additional information about benefits provided to the NEOs under the Modified Retirement Plan.

Other Post-Employment Payments and Severance Benefits

All of our executive officers are employees-at-will and do not currently have employment contracts with us. Certain payments (including those that might be accelerated under the Modified Retirement Plan) will be made upon a termination of employment or a change of control.

We have change-in-control severance agreements with each of our executive officers. These severance agreements, among other things, provide for payments to each executive upon a change in control and termination of employment in certain circumstances. We believe that reasonable severance benefits are appropriate to protect executives against circumstances over which they have no control and as consideration for restrictive covenants and to facilitate clawback rights. A change in control, by itself (“single trigger”), does not trigger any severance provision applicable to our executive officers under the severance agreements. Equity awards granted to our executive officers do not provide for single trigger vesting acceleration but rather require a termination event within a certain period of time following a change in control to accelerate vesting of such equity awards.

The Talent and Compensation Committee believes such terms are standard for a financial institution in the markets in which we operate. See Potential Payouts Upon Termination or Change of Control for additional information.

Clawback Policy

Our Board has adopted a policy that allows the Board to require the clawback of performance-based incentive compensation paid or awarded to an executive officer in the case of a material financial restatement of our consolidated financial statements resulting from fraud or intentional misconduct on the part of the executive officer.

Stock Ownership Guidelines

To directly align the interests of executive officers with the interests of our shareholders, our Board adopted a policy with guidance for each executive officer to acquire and maintain the following minimum ownership of United common stock within five years of becoming an executive officer:

Executive	Minimum Ownership Guidelines
Chief Executive Officer	Own Company stock with a value of at least 3 times his base annual salary
Executive Officers (other than CEO)	Own Company stock with a value of at least 2 times his or her base annual salary

All of the NEOs and other executive officers have met or are on track to meet these targets within the five-year-period.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) limits the U.S. federal income tax deduction for compensation paid to our Chief Executive Officer, Chief Financial Officer and certain other highly compensated executive officers (including, among others, our next three other most highly compensated executive officers as of the end of the calendar year) to a maximum U.S. federal income tax deduction that we may receive for annual compensation paid to any officer covered by Code Section 162(m) to $1,000,000 per officer. To the extent that the aggregate amount of any covered officer’s salary, bonus, amounts realized from option exercises and vesting of restricted stock units or other equity awards and certain other compensation amounts that are recognized as taxable income by the officer exceeds $1,000,000 in any year, we are not entitled to a U.S. federal income tax deduction for the amount over $1,000,000 in that year. Although the Talent and Compensation Committee has not adopted a formal policy regarding tax deductibility of compensation paid to our executive officers, it continues to view the tax deductibility of executive compensation as one of many factors to be considered in the context of its overall compensation philosophy. Accordingly, the Talent and Compensation Committee reserves the right to approve compensation that may not be deductible in situations it deems appropriate.

Talent and Compensation Committee Report

The Talent and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (“CD&A”) required by Item 402(b) of Regulation S-K and, based on this review and discussion, the Talent and Compensation Committee has recommended to the Board that the CD&A be included in this Proxy Statement.

This report has been furnished by the Talent and Compensation Committee of the Board of Directors:

Jennifer K. Mann, Chair
Kenneth L. Daniels
Lance F. Drummond
David C. Shaver
Tim R. Wallis

The above Talent and Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other United filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent United specifically incorporates this report by reference therein.

Summary Compensation Table

The following table sets forth the compensation paid to our NEOs during the past three years.

Name and Principal Position[1]	Year	Salary($)[3]	Bonus($)	Stock Awards($)[4]	Non-Equity Incentive Plan Compensation ($)[5]	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)[6]	All Other Compensation ($)[7]	Total ($)
H. Lynn Harton	2020	$ 775,000	-	$ 891,586	$ 755,250	$ 947,467	$ 73,533	$ 3,442,836
President & Chief Executive Officer	2019	752,083	-	751,814	1,143,125	969,075	68,993	3,685,090
	2018	725,000	-	750,026	889,500	621,653	70,662	3,056,841

Jefferson L. Harralson	2020	420,000	-	294,123	262,438	137,727	44,250	1,158,538
Executive Vice President & Chief Financial Officer	2019	408,333	-	287,711	402,675	116,463	43,083	1,258,265
	2018	400,000	-	280,014	308,360	58,371	49,652	1,096,397

Richard W. Bradshaw	2020	385,000	-	269,624	262,438	232,609	38,265	1,187,936
Executive Vice President & Chief Banking Officer	2019	371,666	-	225,568	312,331	346,782	45,940	1,302,287
	2018	315,625	-	146,279	173,453	20,597	42,908	698,862

Robert A. Edwards	2020	385,000	-	269,624	228,000	157,233	31,250	1,071,107
Executive Vice President & Chief Risk Officer	2019	373,750	-	225,568	312,331	267,526	40,027	1,219,202
	2018	343,750	-	192,544	186,795	25,460	28,250	776,799

Melinda Davis Lux[2]	2020	272,083[8]	- [9]	295,098	182,875	- [10]	-	750,056
Executive Vice President & General Counsel and Corporate Secretary

[1]	Reflects current principal positions.

[2]	Ms. Davis Lux joined United in March 2020.

[3]	Includes any amounts voluntarily deferred under our Deferred Compensation Plan. See Nonqualified Deferred Compensation.

[4]	Amounts shown reflect the aggregate grant date fair value of restricted stock units computed in accordance with FASB ASC Topic 718. See Note 16 of our annual consolidated financial statements included our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 for a discussion of valuation assumptions. Awards that are subject to performance conditions are included in the Summary Compensation Table assuming that target level performance conditions will be achieved. The following table summarizes the value of the awards subject to performance conditions at the grant date assuming that the highest level of performance conditions is achieved:

Name	Grant Date Fair Value of Stock Awards: Highest Level of Performance Conditions Achieved ($)
H. Lynn Harton	$ 1,017,773
Jefferson L. Harralson	386,101
Richard W. Bradshaw	303,360
Robert A. Edwards	303,360
Melinda Davis Lux	256,109

[5]	Represents amount awarded under our Management Incentive Plan. See Executive Compensation: Compensation Discussion and Analysis: 2020 Executive Compensation Components: Annual Nonequity Incentive Awards for additional information regarding amounts earned in 2020.

[6]	Represents the change in the actuarial present value of the NEO’s accumulated benefits under the Modified Retirement Plan. For this purpose, in accordance with SEC rules, the present value was determined assuming no preretirement death, disability or termination prior to retirement and that benefits commence at the later of current age or the earliest age at which unreduced benefits are available. Other assumptions are those applicable for valuing pension benefits for purposes of our financial statements, including a discount rate of 2.55% and postretirement mortality rates based on aggregate 2012 base rates from the PRI-2012 mortality study, with white collar adjustment projected generationally using Scale MP-2020. See Compensation Discussion and Analysis: 2020 Executive Compensation Components: Retirement and Other Benefits and Pension Benefits for additional information. The 2020 change in actuarial present value reflects an additional year of service rendered by participants, age increases reflecting that each participant is one year closer to retirement and changes in key actuarial assumptions, principally, discount rate assumptions and mortality assumptions. Our Deferred Compensation Plan does not credit above-market or preferential earnings.
[7]	The amounts in this column include the following for 2020:

Name	Auto Allowance ($)	Club Membership Dues ($)	Employer Contributions to the Deferred Compensation Plan ($)	Employer Contributions to the 401(k) Plan ($)	Total ($)
H. Lynn Harton	$ 15,000	$ 24,664	$ 24,500	$ 9,369	$ 73,533
Jefferson L. Harralson	15,000	20,750	6,750	1,750	44,250
Richard W. Bradshaw	12,000	7,015	5,000	14,250	38,265
Robert A. Edwards	12,000	-	5,000	14,250	31,250
Melinda Davis Lux	-	-	-	-	-

[8]	Ms. Davis Lux’s 2020 salary represents the amount of base salary paid since her hire in March 2020.

[9]	Ms. Davis Lux’s employment offer included a one-time hiring bonus of $75,000 that will become vested and is to be paid during the first quarter of 2021. Ms. Davis Lux elected to defer this payment, once vested, under our Deferred Compensation Plan.

[10]	Beginning in 2020, the Board determined that it will not offer participation in the Modified Retirement Plan to any employee of United who was not already a participant. As a result, Ms. Davis Lux was not offered participation in the Modified Retirement Plan upon employment.

Grant of Plan-Based Awards

The following table summarizes each NEO’s 2020 nonequity incentive opportunity under Estimated Future Payouts Under Nonequity Incentive Plan Awards. Actual annual nonequity incentives earned in 2020 are shown in the Summary Compensation Table. See Compensation Discussion and Analysis: 2020 Executive Compensation Components: Annual Nonequity Incentive Awards for additional information.

The following table also shows information regarding equity incentives granted to our NEOs during 2020. Awards summarized under Estimated Future Payouts Under Equity Incentive Plan Awards include the threshold, target and maximum number of PRSUs which could be earned by each NEO based upon the level of achievement of the applicable performance measures. The awards listed under All Other Stock Awards include TRSUs that vest over time based upon the applicable NEO’s continued employment with United. See Compensation Discussion and Analysis: 2020 Executive Compensation Components: Long-Term Equity Incentive Awards for additional information. Columns have been omitted from this table because they were not applicable.

		Estimated Future Payouts Under Nonequity Incentive Plan Awards			Estimated Future Payouts under Equity Incentive Plan Awards[1]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)[2]	Grant Date Fair Value of Stock Awards ($)[3]
H. Lynn Harton		$ 397,500	$ 795,000	$ 1,192,500
	9/1/2020				-	29,940	56,138		$ 542,812
	9/1/2020							12,825	232,517
	12/1/2020							4,684	116,257

Jefferson L. Harralson		138,125	276,250	414,375
	9/1/2020				-	11,358	21,296		205,921
	9/1/2020							4,865	88,202

Richard W. Bradshaw		138,125	276,250	414,375
	9/1/2020				-	8,924	16,733		161,792
	9/1/2020							3,823	69,311
	12/1/2020							1,552	38,521

Robert A. Edwards		120,000	240,000	360,000
	9/1/2020				-	8,924	16,733		161,792
	9/1/2020							3,823	69,311
	12/1/2020							1,552	38,521

Melinda Davis Lux		96,250	192,500	288,750
	3/11/2020							5,222	100,001
	9/1/2020				-	7,534	14,126		136,591
	9/1/2020							3,227	58,506

[1]	Represents the awards of PRSUs that are subject to the achievement of performance conditions in equal installments with 25% vesting on February 15 of each of the following years: 2022, 2023, 2024 and 2025 based on achievement of the prior year’s performance.

[2]	For the new hire award granted to Ms. Davis Lux on March 11, 2020, represents the number of TRSUs that will vest in equal installments with 25% vesting on May 15, 2021 and then on February 15 of each of the following years: 2022, 2023 and 2024, assuming Ms. Davis Lux remains employed with us, subject to certain exceptions. For awards granted September 1, 2020, represents the number of TRSUs that will vest in equal installments with 25% vesting on November 15, 2021 and then on August 15 of each of the following years: 2022, 2023 and 2024, assuming the executives remain employed with us, subject to certain exceptions. For awards granted December 1, 2020, represents the number of TRSUs that will vest in equal installments with 25% vesting on February 15, 2022 and then on November 15 of each of the following years: 2022, 2023 and 2024, assuming the executives remain employed with us, subject to certain exceptions.

[3]	This amount represents the aggregate grant date fair value of each equity award computed in accordance with FASB ASC Topic 718. The grant date fair value of the PRSUs that were issued on September 1, 2020 was estimated at the target performance level. See Note 16 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 for a discussion of valuation assumptions.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth, for each NEO, the number and value of unvested restricted stock unit awards as of December 31, 2020. No NEOs had any stock options exercisable or unexercisable as of December 31, 2020. See Compensation Discussion and Analysis: 2020 Executive Compensation Components: Long-Term Equity Incentive Awards for additional information regarding our 2020 equity awards. Columns have been omitted from this table because they were not applicable.

		Stock Awards
			Equity Incentive Plan Awards
Name	Grant Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)[1]	Number of Unearned Shares Units or Other Rights that have not Vested (#)[2]	Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)[1]
H. Lynn Harton	9/15/2017	1,645[3]	$ 46,784	1,919[4]	$ 54,576
	9/1/2018	10,823[5]	307,806	16,254[6]	462,264
	9/2/2019	14,574[5]	414,485	28,053[6]	797,827
	9/1/2020	12,825[7]	364,743	56,136[6]	1,596,508
	12/1/2020	4,684[7]	133,213	-	-

Jefferson L. Harralson	9/15/2017	737[3]	20,960	860[4]	24,458
	9/1/2018	4,042[5]	114,954	6,068[6]	172,574
	9/2/2019	5,578[5]	158,638	10,735[6]	305,303
	9/1/2020	4,865[7]	138,361	21,296[6]	605,658

Richard W. Bradshaw	9/15/2017	253[3]	7,195	296[4]	8,418
	9/1/2018	2,112[5]	60,065	3,169[6]	90,126
	9/2/2019	4,373[5]	124,368	8,417[6]	239,379
	9/1/2020	3,823[7]	108,726	16,732[6]	475,858
	12/1/2020	1,552[7]	44,139	-	-

Robert A. Edwards	9/15/2017	385[3]	10,949	449[4]	12,770
	9/1/2018	2,779[5]	79,035	4,172[6]	118,652
	9/2/2019	4,373[5]	124,368	8,417[6]	239,379
	9/1/2020	3,823[7]	108,726	16,732[6]	475,858
	12/1/2020	1,552[7]	44,139	-	-

Melinda Davis Lux	3/11/2020	5,222[7]	148,514	-	-
	9/1/2020	3,227[7]	91,776	14,128[6]	401,800

[1]	Computed by multiplying the number of units by the closing market price of one share of our Common Stock on December 31, 2020 as reported by the Nasdaq Capital Market.

[2]	Represents PRSUs that are subject to the achievement of pre-established performance targets and the officer’s continued service through the vesting date. Any PRSUs that vest will be converted to shares of our Common Stock on a one-for-one basis. PRSUs that do not vest will be forfeited.

[3]	Includes the unvested portion of TRSUs with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date (with the exception of the first vesting date which may have been advanced one quarter to comply with Section 409A of the Code).

[4]	Includes a portion of the PRSUs relative to future performance periods which were unearned as of December 31, 2020. 50% of the PRSUs are earned based on our return on average assets performance and 50% are earned based on our return on tangible common equity performance. The number of PRSUs reported in this column assumes achievement at the threshold level (0.5x the number of units granted) for the performance criteria.

[5]	Includes the unvested portion of TRSUs with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date (with the exception of the first vesting date which may have been advanced one quarter to comply with Section 409A of the Code) as well as a portion of the PRSUs relative to the 2020 performance period which were earned as of December 31, 2020 and vested on February 15, 2021. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. Relative to the 2020 performance period, PRSUs were earned (and are included) at 1.64x the number of units granted.

[6]	Includes a portion of the PRSUs relative to future performance periods which were unearned as of December 31, 2020. These PRSUs are earned based on our return on average assets for the applicable performance period relative to the designated peer group of companies as adjusted by the total shareholder return modifier. The number of PRSUs reported in this column assumes achievement at the maximum level (1.875x the number of units granted) for the performance criteria.

[7]	Includes the unvested portion of a TRSUs with a vesting schedule of 25% per year on each of the first four anniversaries of the grant date (with the exception of the first vesting date which may have been advanced one quarter to comply with Section 409A of the Code).

Stock Vested

The following table sets forth the value realized upon the vesting and settlement of restricted stock units for the NEOs during 2020. Columns have been omitted from this table because they were not applicable.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)[1]
H. Lynn Harton	27,153	$ 730,704
Jefferson L. Harralson	12,526	282,849
Richard W. Bradshaw	4,976	122,310
Robert A. Edwards	6,809	166,661
Melinda Davis Lux	-	-

[1]	Represents the value realized by multiplying the number of restricted stock unit awards vesting by the closing price of United’s common stock on the date of vesting.

Equity Compensation Plan Information

The following table provides information about stock options outstanding as of December 31, 2020 and stock options, restricted stock and other equity awards available to be granted in future years.

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights($)	Number of Securities Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders	893,431	- [1]	908,490
Equity Compensation Plans Not Approved by Shareholders	-	-	-
Total	893,431	-	908,490

[1]	The units reflected in column (a) have no exercise price.

Pension Benefits

The following table presents select retirement benefit information for 2020 for each NEO. Columns have been omitted from this table because they were not applicable.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)
H. Lynn Harton	Modified Retirement Plan	8.3	$ 4,181,758
Jefferson L. Harralson	Modified Retirement Plan	3.7	360,242
Richard W. Bradshaw	Modified Retirement Plan	6.8	748,562
Robert A. Edwards	Modified Retirement Plan	5.9	543,382
Melinda Davis Lux	Modified Retirement Plan	-	-

See Compensation Discussion and Analysis: 2020 Executive Compensation Components: Retirement and Other Benefits for additional information. See Note 20 of our annual consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 25, 2021 for information regarding assumptions made in the valuation of these awards. Under the Modified Retirement Plan, any participant, including any of our NEOs, is vested at age 55 if they have five years of service.

Beginning in 2020, the Board determined that it will not offer participation in the Modified Retirement Plan to any employee of United who was not already a participant. As a result, Ms. Davis Lux was not offered participation in the Modified Retirement Plan upon employment.

Upon a change in control prior to a participant’s termination of employment, a participant immediately vests in no less than (i) the participant’s annual target benefit if the participant has attained Normal Retirement Age (as defined by the Modified Retirement Plan) or (ii) the greater of the participant’s Early Retirement Benefit, if applicable, or his Accrued Benefit (as defined by the Modified Retirement Plan, without any reduction for commencement of the payments before Normal Retirement Age), if the participant has not attained Normal Retirement Age but has qualified for an Early Retirement Benefit, if applicable or (iii) his Accrued Benefit (notwithstanding the Years of Service, as defined by the Modified Retirement Plan, at such time or whether the participant has incurred a disability). Benefits are payable as provided in the Modified Retirement Plan. The change-in-control benefit, however, is increased to the extent the participant continues employment and accrues additional benefits after the change in control. A participant’s change-in-control benefit is not reduced for any calendar year or partial calendar year that the commencement of the change-in-control benefit precedes the participant’s Normal Retirement Age. The change-in-control benefit is payable in the form of a life annuity unless the participant has elected an alternative payment method.

Nonqualified Deferred Compensation

The following table presents select nonqualified deferred compensation information for 2020 for each NEO. Columns have been omitted from this table because they were not applicable.

Name	Executive Contributions in 2020 ($)[1]	Company Contributions in 2020 ($)[2]	Account Earnings in 2020 ($)	Aggregate Balance at December 31, 2020 ($)
H. Lynn Harton	$ 12,750	$ 24,500	$ (74,120)	$ 1,975,029
Jefferson L. Harralson	-	6,750	14	19,201
Richard W. Bradshaw	-	5,000	(1,646)	296,746
Robert A. Edwards	-	5,000	4,968	53,851
Melinda Davis Lux	-	-	-	-

[1]	Executive contributions, as applicable, include:
a.	401(k) Plan restoration contributions made by participants, which are not included in the Summary Compensation Table;
b.	Nonequity incentive compensation, which is included in the Summary Compensation Table in the year earned but contributed to the Deferred Compensation Plan in the year paid; and
c.	Equity compensation, which is included in the Summary Compensation Table in the year granted but contributed to the Deferred Compensation Plan in the year vested.
[2]	All Company contributions are included in the Summary Compensation Table under the column heading All Other Compensation.

Under the Deferred Compensation Plan, upon a change in control, each participant’s account becomes fully vested but remains subject to the payment provisions and participant elections as to time and method of payment. This would impact each participant’s Company contribution account. The regular vesting schedule is as follows: (1) less than one year of service – 0%; (2) one but less than two years of service – 33%; (3) two but less than three years of service – 66% and (4) three or more years of service – 100%. See Compensation Discussion and Analysis: 2020 Executive Compensation Components: Retirement and Other Benefits for additional information.

Potential Payouts Upon Termination or Change of Control

Our severance agreements with our NEOs and certain plans and programs in which those officers participate, in each case as in effect at the end of 2020, provide for benefits or payments upon certain employment termination or change-in-control events. We discuss these benefits and payments below except to the extent they are available generally to all salaried employees and do not discriminate in favor of our executive officers or to the extent already discussed previously under Pension Benefits and Nonqualified Deferred Compensation.

The following table outlines the severance compensation payable to the NEOs, assuming separation from service on December 31, 2020, under various employment termination scenarios:

Name	Termination by United for Cause or by Executive Without Good Reason ($)	Termination by United Without Cause or by Executive for Good Reason More than Six Months Prior to Change in Control ($)[1]	Termination by United Without Cause or by Executive for Good Reason Within Six Months Prior to or Eighteen Months Following a Change in Control ($)[2]	Termination Due to Death or Disability ($)[3]
H. Lynn Harton	-	$ 4,178,195	$ 9,604,189	$ 746,961
Jefferson L. Harralson	-	1,540,908	3,139,409	275,316
Richard W. Bradshaw	-	1,158,276	2,601,463	187,427
Robert A. Edwards	-	1,213,876	2,608,595	209,070
Melinda Davis Lux	-	642,090	1,616,594	60,072

[1]	In the event of a termination without cause or for good reason outside the change in control period:

a.	Each NEO would continue to vest in all respective unvested restricted stock units granted in 2017, 2018 and 2019 on the same schedule as if each was employed (subject to performance conditions to the extent applicable); and

b.	Each NEO would forfeit his restricted stock units granted in 2020 because the termination would have occurred prior to the initial restriction period of one year and thirty days from the date of grant.
Payment amounts may be reduced for awards that are subject to performance conditions.

[2]	Represents all compensation that would become due as the result of a change in control on December 31, 2020 including severance payments, bonuses, restricted stock unit awards, COBRA premiums and expenses and other miscellaneous items such as life insurance premiums, auto allowances and club dues provided for under applicable award and change-in-control agreements. United’s change-in-control agreements provide that the compensation and benefits provided for under those agreements shall be reduced or modified so that such payments will not be considered excess parachute payments under Section 280G of the Code if such reduction will allow the executive to receive a greater net after-tax amount than such executive would receive absent such reduction. Otherwise, the payments are not reduced. Reductions (as applicable) are applied dollar-to-dollar, first to cash compensation, so as to not reduce any portion of equity compensation. The change-in-control agreements contain restrictive covenants which provide that a portion of the severance payment shall be allocated to the restrictive covenant. Because the NEOs’ termination would have occurred prior to the initial restriction period of one year and thirty days from the date of grant, the NEOs would forfeit all of their restricted stock units granted in 2020 upon termination. Therefore, 2020 grants of restricted stock units are not included in the calculations. Amounts in this column also include the following personal benefits: Harton (auto: $1,250/month, club: $2,055/month); Harralson (auto: $1,250/month, club: $1,729/month); Bradshaw (auto: $1,000/month, club: $585/month); Edwards: (auto: $1,000/month).

[3]	In the event of death or disability:

a.	Each NEO would continue to vest during 2021 in the unvested portion of restricted stock units granted in 2017, 2018 and 2019 and the time-based restricted stock units granted in 2020 with the remaining unvested portions forfeited; and

b.	The first vesting date for performance-based restricted stock units granted in 2020 occurs in 2022, so the entire grant would have been forfeited upon death or disability.
Payment amounts may be reduced for awards that are subject to performance conditions.

Other than the severance agreements that we have with our NEOs, United has no other employment or severance agreements. Therefore, except as described herein, no severance benefit is payable and there is no continuation of benefit coverage in the event of an NEO’s voluntary or involuntary termination, retirement, disability or death.

Under our agreements, a “change in control” generally means any one of the following events:

•	The acquisition (other than from the Company) during the twelve (12) month period ending on the date of the most recent acquisition by any person of beneficial ownership of thirty percent (30%) or more of the combined voting power of the Company’s then outstanding voting securities excluding certain pre-existing owners of and certain entities that would be considered affiliates of the Company.

•	Approval by shareholders of the Company of (1) a merger or consolidation involving the Company if the shareholders of the Company, immediately before such merger or consolidation do not, as a result of such merger or consolidation, own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of the voting securities of the Company outstanding immediately before such merger or consolidation (and provided no person acquires beneficial ownership of the Company’s then outstanding voting securities as described in the previous paragraph above) or (2) a complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company.

•	A change in the composition of the Board during any twelve (12) month period such that the individuals who, as of the date of the particular agreement, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this definition that any individual who becomes a member of the Board subsequent to the date of an agreement whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest, or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board, shall not be so considered as a member of the Incumbent Board.

Notwithstanding the foregoing, a change in control shall only be deemed to have occurred if the change in control also constitutes a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company, within the meaning of Section 409A of the Code. The foregoing also is only a summary of the change-in- control provisions of our various agreements, which are filed as exhibits to our Annual Report on Form 10-K. You are encouraged to review those agreements for additional information regarding the severance arrangements applicable to our NEOs.

Compensation Committee Interlocks and Insider Participation

No member who was a member of our Talent and Compensation Committee during all or a portion of 2020: (1) was at any time during 2020 an officer or employee, or was at any time prior to 2020 an officer, of United or any of our subsidiaries or (2) had any relationship requiring disclosure under Transactions with Management and Others. Also, none of our executive officers serves, or in the past fiscal year has served, as a director or compensation committee (or equivalent committee) member of any entity that has an executive officer serving as a United director or Talent and Compensation Committee member.

Compensation Risk Considerations

SEC rules require the Talent and Compensation Committee to annually review our compensation policies and practices to determine if such policies and practices are reasonably likely to have a material adverse impact on us. The Committee also considers whether our employee compensation arrangements encourage excessive or unnecessary risk-taking by our NEOs, senior management and key employees and amends such arrangements, if necessary. As part of its review, the Talent and Compensation Committee considers the various risks to which we are subject including market, liquidity, interest rate, operational, financial, credit, reputational, compliance and strategic risks and how our incentive compensation programs, policies and practices may contribute to risk. The Talent and Compensation Committee also considers our controls and actions taken to mitigate and monitor those risks.

For 2020, following the completion of a detailed analysis, the Talent and Compensation Committee concluded that our compensation policies and practices appropriately balance risk and reward and align employee interests with shareholder interests based on the following observations:

•	Pay for our executive officers is structured to consist of both fixed (annual base salary) and variable (annual nonequity and long-term equity incentives) compensation. The Talent and Compensation Committee believes that the variable elements provide an appropriate percentage of overall compensation to motivate executive officers to focus on our performance while the fixed element serves to provide an appropriate and fair compensation level that does not encourage executive officers to take unnecessary or excessive risks in achievement of goals.

•	Our compensation program balances short-term and long-term performance and does not place inappropriate focus on achieving short-term results in a way that inhibits long-term, sustained performance.

•	All incentive programs covering the NEOs, including the annual nonequity incentive program and the long-term equity incentive program, are reviewed and approved by the Talent and Compensation Committee annually and typically include a threshold and target payment. The maximum payment is set at the target level of performance for the long-term equity incentive awards to ensure that payments do not exceed a certain level thereby maintaining the compensation mix for the NEOs within acceptable ranges and limiting excessive payments under any one element.

•	We have internal controls over the measurement and calculation of performance metrics, which are designed to prevent manipulation of results by any employee including the executive officers.

•	The Talent and Compensation Committee has the discretion to modify any annual nonequity incentive payment, subject to plan parameters, allowing it to consider the circumstances surrounding corporate and/or individual performance and adjust payments accordingly.

•	There are appropriate internal controls and oversight of the approval and processing of payments.

•	Our existing governance and organizational structure incorporates a substantial risk management component with oversight by the Board’s Risk Committee as well as various committees of management.

•	Equity compensation generally currently consists of PRSUs and TRSUs. These grants encourage executive officers to take a long-term perspective on overall corporate performance, which ultimately influences share price appreciation. Equity compensation helps to motivate long-term performance, balancing the cash incentives in place to motivate short-term performance.

•	Incentive compensation arrangements for lenders and other production-based employee groups are designed to support the business development characteristics of these groups. The compensation arrangements for these groups are assessed as part of our risk evaluation process to help determine control structures and plan designs that are consistent with the organizations risk tolerances. These plans generally include downward payout adjustments based on loan quality, clawback features and key customer service criteria.

Pay Ratio Disclosure

As required by Item 402(u) of Regulation S-K, we are providing the following information:

For fiscal 2020, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than Mr. Harton), was $49,799; and

•	The annual total compensation of Mr. Harton, our CEO was $3,442,836.

Based on this information, the ratio for 2020 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is 69 to 1.

We completed the following steps to identify the median of the annual total compensation of all our employees and to determine the annual total compensation of our median employee and CEO:

•	As of December 31, 2020, our employee population consisted of approximately 2,408 individuals (2,407 excluding the CEO), including any full-time, part-time, temporary or seasonal employees employed on that date.

•	To find the median of the annual total compensation of all our employees (other than our CEO), we used wages from our payroll records as reported to the Internal Revenue Service on Form W-2 for fiscal 2020. In making this determination, we annualized the compensation of full-time and part-time permanent employees who were employed on December 31, 2020 but did not work for us the entire year. No full-time equivalent adjustments were made for part-time or temporary employees.

•	We identified a median employee using this compensation measure and methodology, which was consistently applied to all our employees included in the calculation.

•	After identifying the median employee, we added together all of the elements of such employee’s compensation for 2020 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $49,799.

•	With respect to the annual total compensation of our CEO, we used the amount reported in the Total column of our 2020 Summary Compensation Table herein.

Security Ownership

The following tables sets forth the amount of our voting common stock and Series I Non-Cumulative Preferred Stock (“Series I Preferred Stock”), if applicable, beneficially owned by the listed persons as of February 26, 2021.

Security Ownership of Certain Beneficial Owners

Name and Address of Beneficial Owner	Number of Shares of Voting Common Stock Beneficially Owned (#)[1]	Percent of Class
Beneficial Owners of 5% or More of Our Voting Securities
Blackrock, Inc.[2] 55 East 52nd Street New York, NY 10055	12,809,688	14.8%
The Vanguard Group[3] 100 Vanguard Boulevard Malvern, PA 19355	8,932,674	10.3
FMR LLC [4] 245 Summer Street Boston, MA 02210	2,506,599	2.9

[1]	For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed.

[2]	Based solely on information contained in the Schedule 13G/A filed by BlackRock, Inc. with the SEC on January 26, 2021 indicating sole voting power relative to 12,530,916 shares of common stock as of December 31, 2020 and sole dispositive power relative to 12,809,688 shares of common stock as of December 31, 2020.

[3]	Based solely on information contained in the Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2021 indicating shared voting power relative to 80,428 shares of common stock, sole dispositive power relative to 8,783,925 shares of common stock and shared dispositive power relative to 148,749 shares of common stock as of December 31, 2020.

[4]	Based solely on information contained in the Schedule 13G/A filed by FMR LLC with the SEC on February 8, 2021 indicating sole voting power relative to 790,745 shares of common stock and sole dispositive power relative to 2,506,599 shares of common stock as of December 31, 2020.

Security Ownership of Management

Name of Beneficial Owner	Number of Shares of Voting Common Stock Beneficially Owned (#)[1]	Percent of Class[2]	Number of Shares of Series I Preferred Stock (#)[3]	Percent of Class[4]
Directors and Nominees for Director
Robert H. Blalock[5]	42,603	*	-	*
James P. Clements	-	*	-	*
L. Cathy Cox	20,124	*	-	*
Kenneth L. Daniels[6]	10,533	*	-	*
Lance F. Drummond	2,958	*	-	*
H. Lynn Harton[7]	223,266	*	-	*
Jennifer K. Mann	2,958	*	-	*
Thomas A. Richlovsky[8]	24,494	*	4	*
David C. Shaver	5,842	*	-	*
Tim R. Wallis[9]	105,912	*	-	*
David H. Wilkins	5,585	*	-	*

Other NEOs
Jefferson L. Harralson	22,623	*	1	*
Richard W. Bradshaw	38,823	*	-	*
Robert A. Edwards	25,979	*	-	*
Melinda Davis Lux	-	*	-	*

All Executive Officers & Directors as a Group (16 persons)	540,402	*	5	*

*	Represents less than 1% of the deemed outstanding shares of voting common stock or Series I Preferred Stock as of February 26, 2021.

[1]	Reflects total amount of voting common stock deemed beneficially owned which, in addition to outstanding common stock, includes all shares of common stock deferred in accordance with the United Community Banks, Inc. Deferred Compensation Plan as well as all common stock issuable through the vesting of restricted stock units within 60 days from February 26, 2021. For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed.

[2]	Percentage is based on the total adjusted amount of voting common stock deemed beneficially owned which, in addition to 86,753,563 shares of outstanding voting common stock, includes all shares of voting common stock deferred by executive officers and directors in accordance with the United Community Banks, Inc. Deferred Compensation Plan as well as all common stock issuable through the vesting of restricted stock units within 60 days from February 26, 2021.

[3]	Reflects total amount of Series I Preferred Stock deemed beneficially owned. For purposes of this table, a person “beneficially owns” a security if that person has or shares voting or investment power or has the right to acquire beneficial ownership within 60 days. Unless otherwise noted, to our knowledge, these persons have sole investment and voting power over the shares listed.

[4]	Percentage computations are based upon 4,000 shares of our Series I Preferred Stock, outstanding as of February 26, 2021.

[5]	Includes 1,992 shares owned by Mr. Blalock’s spouse, for which he claims beneficial ownership and 20,121 shares owned by Blalock Insurance Agency, Inc., a company wholly owned by Mr. Blalock.

[6]	Includes 1,500 shares owned by the Kenneth L. Daniels Trust dated December 9, 2016 over which Mr. Daniels is Trustee.

[7]	Includes 144,952 shares owned by The Herbert Lynn Harton Revocable Trust dated March 16, 2015 over which Mr. Harton is Trustee.

[8]	Includes 24,494 shares owned by the Thomas Andrew Richlovsky Trust dated September 24, 1998 over which Mr. Richlovsky is Trustee.

[9]	Includes 91,418 shares owned by Wallis Investment Co., LLC, a company wholly owned by Mr. Wallis.

Audit Committee Report

The Audit Committee of our Board has:

•	Reviewed and discussed with management the Company’s annual audited financial statements for 2020 ––--

•	Discussed with PriceWaterhouseCoopers LLP (“PwC”), our independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board “(PCAOB”) and the SEC

•	Received from PwC the written disclosures and the letter required by applicable requirements of the PCAOB regarding PwC’s communication with the Audit Committee concerning independence

•	Discussed with PwC its independence

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board that the December 31, 2020 audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

While the Audit Committee has the responsibilities set forth in its charter (including to monitor and oversee the audit processes), the Audit Committee does not have the duty to plan or conduct audits or to determine that United’s financial statements are complete, accurate or in accordance with generally accepted accounting principles. United’s management and independent auditor have this responsibility.

This report has been furnished by the members of the Audit Committee:

David C. Shaver, Chair Robert H. Blalock Kenneth L. Daniels Thomas A. Richlovsky

The above Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other United filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent United specifically incorporates this report by reference therein.

Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has retained PwC as the Company’s independent registered public accounting firm for 2021. PwC has audited the financial statements of the Company since being appointment in 2012 as the Company’s independent registered public accounting firm for 2013.

We are asking shareholders to ratify the Audit Committee’s appointment of PwC in order to obtain the views of our shareholders. If shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider the appointment but in its discretion may still direct the appointment of PwC. Also, if the appointment of PwC is approved, the Audit Committee in its discretion may still direct the appointment of a different independent registered public accounting firm at any time and without shareholder approval if the Audit Committee believes that such a change would be in our best interests.

Representatives of PwC have been requested to participate in the 2021 Annual Meeting and will have the opportunity to make a statement, if they so desire, and are expected to be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021 (PROPOSAL 4)

Fees Paid to Auditors

During 2020 and 2019, United was billed the following amounts for services rendered by PwC:

	2020	2019
Audit Fees[1]	$1,585,000	$1,305,000
Audit-Related Fees[2]	400,000	250,000
Tax Fees[3]	-	-
All Other Fees[4]	2,808	2,700
Total	$1,987,808	$1,557,700

[1]	This category includes fees for professional services for the integrated audits of United’s consolidated financial statements including the audits of the effectiveness of our internal control over financial reporting, reviews of the financial statements included in United’s Quarterly Reports on Form 10-Q, statutory audits or financial statement audits of subsidiaries and comfort letters and consents related to registration statements filed with the SEC.

[2]	This category primarily includes fees billed for acquisition-related services that are reasonably related to the performance of the audit of United’s consolidated financial statements and effectiveness of internal control and are not reported within the audit fees category above. In 2020, these services included services related to United’s acquisition of Three Shores Bancorporation, Inc. as well as services related to the adoption of CECL. In 2019, these services included services related to United’s acquisition of First Madison Bank & Trust as well as services related to the adoption of CECL.

[3]	There were no tax services provided by PwC in 2020 or 2019.

[4]	Certain subscription services provided by PwC during 2020 and 2019 were considered to be nonaudit services.

The Audit Committee preapproves all audit and permissible nonaudit services to be provided by the Company’s independent auditors and has established preapproval policies and procedures for such services. Permissible nonaudit services are those allowed under SEC regulations. The Audit Committee may approve certain specific categories of permissible nonaudit services within an aggregated budgeted dollar limit upon the opinion that such services will not impair the independence of the independent auditor. The Audit Committee must approve on a project-by-project basis any permissible nonaudit services that do not fall within a preapproved category, or preapproved permissible nonaudit services that exceed the previously approved fees. The Audit Committee’s Chair (or any Audit Committee member if the Chair is unavailable) may preapprove such services between Audit Committee meetings and must report to the Audit Committee at its next meeting with respect to all services so preapproved. All services provided by PwC during 2020 and 2019 were approved by the Audit Committee and were permissible under applicable laws and regulations and will continue to be preapproved by the Audit Committee.

Solicitation, Meeting And Voting Information

Q:	What is this document?

A:	This document is the Proxy Statement of United Community Banks, Inc. that is being made available to shareholders on the Internet, or sent to shareholders upon request, in connection with our 2021 Annual Meeting to be held on Wednesday, May 12, 2021 at 3:00 P.M. Eastern time exclusively online via the Internet.

Q:	What documents constitute our Proxy Materials?

A:	The Proxy Materials include the Notice of 2021 Annual Meeting of Shareholders, the Proxy Statement, our 2020 Annual Report to Shareholders, our Annual Report on Form 10-K for the year ended December 31, 2020 and the proxy card or voting instruction form.

Q:	What is a proxy, who is asking for it, and who is paying for the cost to solicit it?

A:	A proxy is your legal designation of another person, referred to as a proxy, to vote your stock. The document that designates someone as your proxy is also called a proxy and is also referred to as a proxy card.

Our directors, officers and employees are soliciting your proxy on behalf of our Board. Those persons will not receive additional payment or compensation for doing so except reimbursement for any related out-of-pocket expenses. We will, upon request, reimburse brokers, banks, custodians and similar organizations for their expenses in forwarding our Proxy Materials to beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, personal contact, email and other electronic means, advertisements and personal solicitation, or otherwise. The Company will pay the expense of any proxy solicitation. We have not hired a proxy solicitor to assist in the solicitation of proxies.

Q:	Why did I receive a one-page notice in the mail regarding the availability of Proxy Materials instead of a full set of Proxy Materials?

A:	Pursuant to SEC rules, we are using the Internet as the primary means of furnishing our Proxy Materials to shareholders again this year. Accordingly, we are sending a Notice to the Company’s shareholders. If you received a Notice by mail, you will not receive a printed copy of the Proxy Materials unless you request printed copies. Instead, the Notice will instruct you as to how you may access and review our Proxy Materials online. All shareholders will have the ability to access our Proxy Materials on the website referred to in the Notice or request a printed set of our complete Proxy Materials. Instructions on how to request a paper or e-mail copy of our Proxy Materials also may be found in the Notice. In addition, shareholders may request to receive our Proxy Materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of our Proxy Materials on the Internet to help reduce the environmental impact of our annual meetings and the cost to the Company associated with the physical printing and mailing of materials.

Q:	Why am I receiving these Proxy Materials?

A:	You received the Notice or paper copies of the Proxy Materials because you were one of our shareholders on March 15, 2021, the record date for the 2021 Annual Meeting. We are soliciting your proxy (i.e., your permission) to vote your shares of United common stock upon certain matters at the 2021 Annual Meeting. We are required by law to convene an annual meeting of our shareholders at which directors are elected. It would be impractical, if not impossible, for our shareholders to meet physically to hold a meeting. Accordingly, proxies are solicited from our shareholders. We began mailing the Notice on or about March 30, 2021.

Q:	What if I have more than one account?

A:	Please vote proxies for all accounts to ensure that all your shares are voted. You may consolidate multiple accounts with matching name(s) / registration through our transfer agent, Continental Stock Transfer & Trust. Email cstmail@ continentalstock.com or call (800) 509-5586 to confirm if your accounts can be consolidated.

Q:	Who may participate in the 2021 Annual Meeting?

A:	Only shareholders and their proxy holders as of March 15, 2021, the record date for the 2021 Annual Meeting, will be able to participate in the 2021 Annual Meeting. As indicated, our 2021 Annual Meeting will be exclusively online.

Q:	How do I participate in the 2021 Annual Meeting?

A:	To participate in the virtual 2021 Annual Meeting, access www.virtualshareholdermeeting.com/UCBI2021 via the Internet and enter the control number found on your Notice, proxy card or voting instruction form that you receive.

Q:	Who may vote at the 2021 Annual Meeting?

A:	Only shareholders of record at the close of business on March 15, 2021, the record date for the 2021 Annual Meeting, are entitled to notice of and to vote at the 2021 Annual Meeting. As of that date, there were 86,774,637 shares of our common stock, $1.00 par value, issued and outstanding and entitled to be voted at the 2021 Annual Meeting. Each share of our common stock is entitled to one (1) vote on each matter considered at the 2021 Annual Meeting. No other class of United’s securities is currently entitled to vote on any matter at the 2021 Annual Meeting.

Q:	How many votes will constitute a quorum at the 2021 Annual Meeting? Do abstentions and broker nonvotes count for the purposes of determining the presence of a quorum?

A:	Our Amended and Restated Bylaws provide that the presence of the holders of a majority of the issued and outstanding shares of common stock entitled to vote, in person or represented by proxy, will constitute a quorum at the 2021 Annual Meeting. A quorum must exist to conduct any business at the 2021 Annual Meeting. If a quorum is not present at the 2021 Annual Meeting, any officer entitled to preside at or to act as Secretary of the 2021 Annual Meeting will have power to adjourn the 2021 Annual Meeting from time to time until a quorum is present.

Abstentions will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker nonvotes are included in the calculation of the number of votes considered to be present at the 2021 Annual Meeting for purposes of determining the presence of a quorum only when there are “routine” matters to be voted upon. Because there is a “routine” matter to be voted upon at the 2021 Annual Meeting, broker nonvotes also will be included for purposes of determining a quorum.

Q:	Will a list of shareholders entitled to vote at the 2021 Annual Meeting be available?

A:	Yes. A list of shareholders entitled to vote at the 2021 Annual Meeting will be available for any purpose germane to the 2021 Annual Meeting after March 30, 2021 at our executive offices and will be accessible there through the date of the 2021 Annual Meeting during ordinary business hours. In addition, the list of shareholders will be available electronically during the 2021 Annual Meeting.

Q:	What am I voting on at the 2021 Annual Meeting?

A:	There are four proposals to be considered and voted on at the 2021 Annual Meeting:

•	Proposal 1 - To elect the eleven director nominees identified in this Proxy Statement to our Board, each to serve a one-year term expiring at the latter of the 2022 Annual Meeting of Shareholders or upon his or her successor being elected and qualified

•	Proposal 2 - To approve an amendment to our Restated Articles of Incorporation, as amended, to increase the number of shares of our voting common stock, par value $1.00 available for issuance from 150,000,000 to 200,000,000

•	Proposal 3 - To approve, on an advisory (nonbinding) basis, the compensation paid to our Named Executive Officers (“say-on-pay” proposal)

•	Proposal 4 - To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2021

We will also consider other business that properly comes before the 2021 Annual Meeting in accordance with Georgia law and our Bylaws.

Q:	What are my choices when voting on the election of our eleven director nominees identified in this Proxy Statement, and what vote is needed to elect nominees to the Board?

A:	Regarding the vote on the election of our eleven director nominees identified in this Proxy Statement to serve until the 2022 Annual Meeting of Shareholders or until his or her successor is elected and qualified, shareholders may:

•	Vote “FOR ALL” director nominees;

•	Vote “FOR ALL EXCEPT” specific director nominees; or

•	Vote to “WITHHOLD ALL” votes for all director nominees.

Directors are elected by a plurality of the votes cast at the 2021 Annual Meeting by the shares represented in person or by proxy and entitled to vote on the election of directors at the 2021 Annual Meeting provided a quorum is present. Withholding of authority to vote in the election and broker nonvotes will not affect the outcome of the election, provided a quorum is present. As a result, the eleven nominees receiving the highest number of “FOR” votes will be elected as directors.

Our Board, however, has a majority vote policy, which provides that nominees for director who are elected but receive less than a majority of the votes cast for the election of directors may be asked to resign. The Board could waive this majority vote requirement in situations such as when a general campaign against the election of a class of directors of public companies resulted in a United nominee being elected with less than a majority vote without consideration of the particular facts and circumstances applicable to the individual United nominee. The Board would not waive the majority vote policy, however, if the votes cast resulted from a campaign directed specifically against the election of an individual United nominee, even in circumstances in which a majority of the Board disagrees with those voting against that director’s election.

Q:	What are my choices when voting on the proposed amendment to our Restated Articles of Incorporation, as amended, to increase the number of shares of our voting common stock, par value $1.00 available for issuance from 150,000,000 to 200,000,000 (the Increased Capitalization Proposal), and what vote is needed to approve the Increased Capitalization Proposal?

A:	Regarding the Increased Capitalization Proposal, shareholders may:

•	Vote “FOR” the Increased Capitalization Proposal;

•	Vote “AGAINST” the Increased Capitalization Proposal; or

•	“ABSTAIN” from voting on the Increased Capitalization Proposal.

If a quorum exists at the 2021 Annual Meeting, the affirmative vote of a majority of the outstanding shares of our common stock entitled to vote at the 2021 Annual Meeting is required to approve the Increased Capitalization Proposal.

Q:	What are my choices when voting on the advisory (nonbinding) proposal regarding the compensation paid to the Company’s Named Executive Officers (“say-on-pay” proposal), and what vote is needed to approve the advisory “say-on-pay” proposal?

A:	Regarding the advisory (nonbinding) proposal on the compensation paid to our Named Executive Officers, shareholders may:

•	Vote “FOR” the advisory “say-on-pay” proposal;

•	Vote “AGAINST” the advisory “say-on-pay” proposal; or

•	“ABSTAIN” from voting on the advisory “say-on-pay” proposal.

If a quorum exists at the 2021 Annual Meeting, approval of the “say-on-pay” proposal requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal. As an advisory vote, this proposal is not binding upon us. However, our Talent and Compensation Committee is responsible for designing and administering our executive compensation program, values the opinions expressed by our shareholders and will consider the outcome of the vote when making future compensation decisions.

Q: What are my choices when voting on the ratification of the appointment of PwC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021, and what vote is needed to ratify their appointment?

A:	Regarding the vote on the proposal to ratify the appointment of PwC as the Company’s independent registered public accountants for 2021, shareholders may:

•	Vote “FOR” the ratification of the appointment of PwC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021;

•	Vote “AGAINST” the ratification of the appointment of PwC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021; or

•	“ABSTAIN” from voting on the ratification of the appointment of PwC as the Company’s independent registered public accountants for the fiscal year ending December 31, 2021.

If a quorum exists at the 2021 Annual Meeting, the approval of the proposal to ratify the appointment of PwC as our independent registered public accountants for 2021 requires that the number of votes cast “FOR” the proposal exceed the number of votes cast “AGAINST” the proposal.

Q: How does the Company’s Board recommend that I vote?

A:	Our Board unanimously recommends that you vote:

•	“FOR ALL” eleven nominees to our Board identified in this Proxy Statement;

•	“FOR” the Increased Capitalization Proposal;

•	“FOR” the advisory (nonbinding) proposal regarding the compensation paid to our Named Executive Officers (“say-on-pay” proposal); and

•	“FOR” the ratification of the appointment of PwC as our independent registered public accountants for 2021.

Q: How do I cast my vote?

A:	It is important that your shares be represented at the 2021 Annual Meeting. We urge you to please vote your proxy in advance of the 2021 Annual Meeting so that we can be assured of having a quorum present at the 2021 Annual Meeting and so that your shares may be voted in accordance with your wishes, even if you later decide to participate in the 2021 Annual Meeting.

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust, you are considered a shareholder of record with respect to those shares (“record holder”). If you are a record holder, the Notice is being sent to you directly by Broadridge Investor Communication Solutions, Inc. (“Broadridge”). Please carefully consider the information contained in this Proxy Statement and, whether or not you plan to participate in the 2021 Annual Meeting via the Internet, please vote by:

•	Internet: Access www.proxyvote.com (you will need the control number from your Notice); or

•	Telephone: Call the toll-free number specified after accessing the Proxy Materials on www.proxyvote.com or on the proxy card that you receive if you requested printed copies of the Proxy Materials; or

•	Mail: Request paper copies of the Proxy Materials which will include a proxy card that includes instructions for voting by mail.

You may also vote during the 2021 Annual Meeting by following the instructions available on the meeting website during the meeting. We hope you will participate in the 2021 Annual Meeting. However, even if you anticipate attending the virtual meeting, we urge you to please vote your proxy either by Internet, telephone or mail in advance of the 2021 Annual Meeting to ensure that your shares will be represented.

If your shares are held by a broker, bank or other nominee (this is called “street name”), your broker, bank or other nominee will send you instructions for voting those shares. Many (but not all) brokerage firms, banks and other nominees participate in a program that offers various voting options.

Q: If I vote prior to the 2021 Annual Meeting, can I still participate in the 2021 Annual Meeting and vote at the 2021 Annual Meeting if I so choose?

A:	Yes. If you are a shareholder of record, voting in advance of the 2021 Annual Meeting will not limit your right to vote at the virtual 2021 Annual Meeting if you so choose.

As indicated, we are hosting the 2021 Annual Meeting exclusively online. There will be no physical location at which shareholders may attend the 2021 Annual Meeting, but shareholders may attend and participate in the 2021 Annual Meeting electronically. Shareholders eligible to participate in the virtual Annual Meeting will be deemed to be present in person and will be able to vote during the 2021 Annual Meeting, during the times that the voting polls are open, if they so choose.

Q: May I revoke my proxy after I have delivered my proxy?

A:
Yes. You may revoke your proxy at any time before the voting polls close by submitting a subsequent proxy with a later date by Internet, telephone or mail or by sending our Corporate Secretary a written revocation. Any previously submitted proxy also will be considered revoked if you participate in the virtual 2021 Annual Meeting and vote via the virtual portal (see If I vote prior to the 2021 Annual Meeting, can I still participate in the 2021 Annual Meeting and vote at the 2021 Annual Meeting if I so choose).

If your shares are held in street name by a broker, bank or other nominee, you must contact your broker, bank or other nominee in order to change your vote or obtain a proxy to vote your shares if you wish to cast your vote during the virtual 2021 Annual Meeting.

Q: Is cumulative voting allowed? Do I have dissenters’ or appraisal rights?

A:	No. Cumulative voting rights are not authorized, and dissenters’ rights and rights of appraisal are not applicable to any of the matters being voted upon at the 2021 Annual Meeting.

Q: What are broker votes and broker nonvotes? How are they treated?

A:	On certain “routine” matters, brokerage firms have discretionary authority under applicable stock exchange rules to vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a “routine” matter without receiving voting instructions (referred to as a “broker vote”), these shares are counted both for establishing a quorum to conduct business at the 2021 Annual Meeting and in determining the number of shares voted “FOR” or “AGAINST” the “routine” matter. For purposes of the 2021 Annual Meeting, Proposal 4 (the ratification of the appointment of PwC as our independent registered public accountants for 2021) is considered a “routine” matter.

Under applicable stock exchange rules, Proposal 1 (the election of directors), Proposal 2 (the approval of the Increased Capitalization Proposal) and Proposal 3 (the approval of the advisory (nonbinding) vote on the compensation paid to our Named Executive Officers (“say-on-pay” proposal)) are considered “nonroutine” matters for which brokerage firms do not have discretionary authority to vote their customers’ shares if their customers did not provide voting instructions (referred to as a “broker nonvote”). Therefore, for purposes of the 2021 Annual Meeting, if you hold your stock through a brokerage account, your brokerage firm may not vote your shares on your behalf on any of Proposal 1, Proposal 2 or Proposal 3 without receiving instructions from you. When a brokerage firm does not have the authority to vote its customers’ shares or does not exercise its authority, these situations are referred to as broker nonvotes. Broker nonvotes are only counted for establishing a quorum but will not be counted as votes cast either in favor of or against a particular proposal. If a quorum is present, broker nonvotes will have the same effect as a vote against Proposal 2 but will have no effect on the outcome of Proposal 1 or Proposal 3.

We encourage you to provide instructions to your brokerage firm, bank or other nominee by voting your proxy. This action ensures your shares will be voted at the 2021 Annual Meeting on all matters being considered.

Q: What if I “ABSTAIN” from voting? How are abstentions treated?

A:	You have the option to “ABSTAIN” from voting with respect to Proposal 2 (the approval of the Increased Capitalization Proposal), Proposal 3 (the approval of the advisory (nonbinding) vote on the compensation paid to our Named Executive Officers (“say-on-pay” proposal)) and Proposal 4 (the ratification of the appointment of PwC as our independent registered public accountants for 2021). Abstentions are treated as shares that that are present and entitled to vote for purposes of establishing a quorum but will not be counted as votes cast either in favor of or against a particular proposal. If a quorum is present, abstentions will have the same effect as a vote against Proposal 2 but will have no effect on the outcome of Proposal 1 or Proposal 3.

Q: How will my shares be voted if I return my proxy card or vote via telephone or Internet? What if I return my proxy card but do not provide voting instructions or if I complete the telephone or Internet voting procedures but do not specify how I want to vote my shares?

A:	Our Board has named H. Lynn Harton, Chairman, President and Chief Executive Officer, and Thomas A. Richlovsky, Lead Director, as official proxy holders. They will vote all proxies, or record an abstention or withholding, in accordance with the directions on the proxy.

All shares represented by properly executed proxies, unless previously revoked, will be voted at the 2021 Annual Meeting as you direct.

If you sign and return your proxy card but give no direction or complete the telephone or Internet voting procedures but do not specify how you want to vote your shares, the shares will be voted in the following manner:

•	“FOR ALL” director nominees (Proposal 1);

•	“FOR” the Increased Capitalization Proposal (Proposal 2);

•	“FOR” the advisory (nonbinding) vote on the compensation paid to our Named Executive Officers (“say-on-pay” proposal) (Proposal 3); and

•	“FOR” the ratification of the appointment of PwC as our independent registered public accountants for 2021 (Proposal 4).

Q: Who will count the votes?

A:	A representative of Broadridge will be appointed as an inspector of elections for the 2021 Annual Meeting. That person will tabulate votes cast by proxy or during the 2021 Annual Meeting as well as determine whether a quorum is present.

Q: Where can I find voting results of the 2021 Annual Meeting?

A:	We will announce preliminary voting results at the 2021 Annual Meeting and publish final results on a Current Report on Form 8-K that we expect to file with the SEC within four business days following the 2021 Annual Meeting (a copy of which will be available on our website, www.ucbi.com, under Investor Relations > Financials & Filings > SEC Filings). If our final voting results are not available within four business days following the 2021 Annual Meeting, we will file a Current Report on Form 8-K reporting the preliminary voting results and subsequently file the final voting results in an amendment to the Current Report on Form 8-K within four business days after the final voting results are known to us.

Q: Does the Board know of any other matters that might arise at the 2021 Annual Meeting?

A:	The Board knows of no matters to be presented at the 2021 Annual Meeting other than those set forth in these Proxy Materials. However, if any other matters do come before the 2021 Annual Meeting, it is intended that the holders of the proxies will vote thereon in their discretion. Any such other matter will require for its approval the affirmative vote of a majority of votes cast by shares represented in person or by proxy and entitled to vote at such 2021 Annual Meeting, provided a quorum is present, or such greater vote as may be required under the Company’s Amended and Restated Articles of Incorporation, Bylaws or applicable law.

Q: May I propose actions for consideration at the 2021 Annual Meeting or nominate individuals to serve as directors?

A:	Yes. To propose actions for consideration at the 2021 Annual Meeting or nominate individuals to serve as directors you must have given timely notice of the business in writing to the Corporate Secretary of the Company. To be timely, your notice must be delivered or mailed to and received at the executive offices of the Company on or before the later to occur of 14 days prior to the 2021 Annual Meeting or 5 days after this notice is provided to you. Your notice to the Corporate Secretary must set forth:

•	A brief description of each matter of business that you propose to bring before the 2021 Annual Meeting and the reasons for conducting that business at the meeting;

•	The name, as it appears on the Company’s books, and your address;

•	The series or class and number of shares of our stock that are beneficially owned by you; and

•	Any material interest that you have in the proposed business.

The chairman of the 2021 Annual Meeting shall have the discretion to declare that any business proposed by a shareholder to be considered at the 2021 Annual Meeting is out of order and that such business shall not be transacted at the meeting if:

•	The chairman concludes that the matter has been proposed in a manner inconsistent with the applicable section of the Bylaws; or

•	The chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the 2021 Annual Meeting.

Q: May I ask questions to be addressed at the 2021 Annual Meeting?

A:	Yes. You may submit a question to be addressed during the virtual 2021 Annual Meeting in either of the follwing two ways:

1.	If you want to ask a question before the 2021 Annual Meeting, beginning at 9 A.M., Eastern Time, on March 30, 2021 and until 11:59 P.M., Eastern Time, on May 11, 2021, you may log into www.proxyvote.com and enter your 16-digit control number. Once you gain entry into the website, enter your question in the “Question for Management” field; or

2.	Alternatively, you will be able to submit questions during the 2021 Annual Meeting at www.virtualshareholdermeeting.com/UCBI2021 in the “Ask a Question” field.

Only questions pertinent to matters relative to the 2021 Annual Meeting will be answered, subject to time constraints.

Q: Whom should I contact with questions about the 2021 Annual Meeting?

A:	If you have any questions about this Proxy Statement or the 2021 Annual Meeting, please contact Melinda Davis Lux, our General Counsel and Corporate Secretary, in writing at United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601 or by telephone at (800) 822-2651. If you need help at the 2021 Annual Meeting because of a disability, please contact us at least one week in advance of the 2021 Annual Meeting at (866) 270-5900.

Q: May I propose actions for consideration at the 2022 Annual Meeting of Shareholders or nominate individuals to serve as directors?

A:	You may submit proposals for consideration at future shareholder meetings including director nominations. See Proposal 1: Election of Directors: Process for Shareholder to Recommend Individuals for Consideration by the Nominating and Corporate Governance Committee and Shareholder Proposals for 2022 Annual Meeting of Shareholders.

Q: What information is available on the Internet?

A:	A copy of our Proxy Materials are available for download free of charge at www.proxyvote.com (you will need the control number from your Notice or proxy card to access the Proxy Materials).

Additionally, we use our website, www.ucbi.com, as a channel of distribution for important Company information. We make available free of charge on our website various documents including our SEC filings (Investor Relations > Financials & Filings > SEC Filings), proxy statements (Investor Relations > Financials & Filings) and annual reports (Investor Relations > Financials & Filings), as well as other information.

Information from our website is not incorporated by reference into this Proxy Statement.

Shareholder Proposals for 2022 Annual Meeting of Shareholders

All shareholder proposals and written notices discussed below must be mailed to Corporate Secretary, United Community Banks, Inc., 2 West Washington Street, Suite 700, Greenville, South Carolina, 29601. Shareholder proposals and director nominations that are not included in our Proxy Materials will not be considered at any annual meeting of shareholders unless such proposals have complied with the requirements of our Bylaws.

Shareholder Proposals

Proposals of eligible shareholders that comply with Exchange Act Rule 14a-8 must be received in writing by the Corporate Secretary no later than November 30, 2021, in order to be considered for inclusion in the Company’s Proxy Statement and proxy card relating to the 2022 Annual Meeting of Shareholders.

Other Business at 2022 Annual Meeting of Shareholders

The Company anticipates that its next annual meeting of shareholders will be held in May 2022. If a shareholder desires to submit a proposal for consideration at the 2022 Annual Meeting of Shareholders, written notice of such shareholder’s intent to make such a proposal must be given and received by the Company’s Corporate Secretary at its principal executive offices either by personal delivery or by United States mail. To be timely, the notice must be delivered or mailed to and received at the principal executive offices of the Company on or before the later to occur of (i) 14 days prior to the 2022 Annual Meeting of Shareholders or (ii) 5 days after the notice of the 2022 Annual Meeting of Shareholders is provided to the shareholder. Your notice to the Corporate Secretary must set forth:

•	A brief description of each matter of business that you propose to bring before the 2022 Annual Meeting of Shareholders and the reasons for conducting that business at the meeting;

•	The name, as it appears on the Company’s books, and your address;

•	The series or class and number of shares of our stock that are beneficially owned by you; and

•	Any material interest that you have in the proposed business.

The chairman of the 2022 Annual Meeting of Shareholders shall have the discretion to declare that any business proposed by a shareholder to be considered at the 2022 Annual Meeting of Shareholders is out of order and that such business shall not be transacted at the meeting if:

•	The chairman concludes that the matter has been proposed in a manner inconsistent with the applicable section of the Bylaws; or

•	The chairman concludes that the subject matter of the proposed business is inappropriate for consideration by the shareholders at the 2022 Annual Meeting of Shareholders.

By order of the Board of Directors,

Melinda Davis Lux

General Counsel and Corporate Secretary

March 30, 2021

Each shareholder, whether or not he or she expects to participate in the 2021 Annual Meeting, is requested to please vote your proxy either by mail, telephone or over the Internet as promptly as possible. A shareholder may revoke his or her proxy at any time before the voting polls close by submitting a subsequent proxy with a later date by Internet, telephone or mail or by sending our Corporate Secretary a written revocation. Any previously submitted proxy also will be considered revoked if you participate in the virtual 2021 Annual Meeting and vote via the virtual portal.

UNITED COMMUNITY BANKS, INC.
ATTENTION: INVESTOR RELATIONS
P.O. BOX 398
BLAIRSVILLE, GA 30514-0398

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 11, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2021 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/UCBI2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 11, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 7, 2021 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D43126-P52051 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

UNITED COMMUNITY BANKS, INC.

The Board of Directors recommends you vote FOR each of the listed nominees:

	For All	Withhold All	For All Except
1. Election of directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Robert H. Blalock
02) James P. Clements
03) L. Cathy Cox
04) Kenneth L. Daniels
05) Lance F. Drummond
06) H. Lynn Harton
07) Jennifer K. Mann
08) Thomas A. Richlovsky
09) David C. Shaver
10) Tim R. Wallis
11) David H. Wilkins

The Board of Directors recommends you vote FOR proposals 2 - 4.

In the discretion of the proxies named herein, such other business as may properly be presented at the 2021 Annual Meeting of Shareholders or any adjournment(s) thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

D43127-P52051

UNITED COMMUNITY BANKS, INC.
Annual Meeting of Shareholders
May 12, 2021 3:00 PM (Eastern)
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) of United Community Banks, Inc. (the "Company") hereby acknowledge(s) receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement dated March 30, 2021 and hereby appoint(s) H. Lynn Harton and Thomas A. Richlovsky, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all shares of common stock of the Company that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders of the Company to be held at 3:00 PM, Eastern Time on May 12, 2021, virtually at www.virtualshareholdermeeting.com/UCBI2021, and any adjournment(s) or postponement(s) thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each of the nominees for director in Proposal 1, FOR Proposals 2 - 4, and in the discretion of the proxies upon such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

Continued and to be signed on reverse side